                                                                    Exhibit 10.1

                                                                       Exhibit-E






                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                             CGLH-IHC FUND I, L.P.

                                TABLE OF CONTENTS

1.1      Formation................................................................................................1
1.2      Name.....................................................................................................1
1.3      Term.....................................................................................................2
1.4      Registered Office and Principal Office of Partnership; Addresses of Partners.............................2
1.5      Ownership................................................................................................2
1.6      Title to Partnership Property............................................................................2
1.7      Limits of Partnership....................................................................................3
2.1      Definitions..............................................................................................3
3.1      Purposes and Scope......................................................................................12
4.1      Capital Contributions; Initial Capital Contributions....................................................13
4.2      Tier 1 Capital Contributions............................................................................13
4.3      Additional Capital Contributions........................................................................15
4.4      Capital Accounts........................................................................................17
4.5      Negative Capital Accounts...............................................................................20
4.6      Interest................................................................................................20
4.7      No Withdrawal...........................................................................................20
4.8      Loans from Partners.....................................................................................20
5.1      Allocations of Profits and Losses.......................................................................20
5.2      Special Allocations of Profits and Losses...............................................................21
5.3      Curative Allocations....................................................................................22
5.4      Tax Allocations:  Code Section 704(c)...................................................................22
5.5      Other Allocation Rules..................................................................................23
5.6      Depreciation Recapture..................................................................................23
6.1      Distributions...........................................................................................23
6.2      Payments Not Deemed Distributions.......................................................................25
6.3      Withheld Amounts........................................................................................25
7.1      Designation and Authority of Managing General Partner and General Partner...............................26
7.2      Major Decisions.........................................................................................27
7.3      Certificate of Limited Partnership......................................................................28
7.4      Compensation and Reimbursement of Managing General Partner and General Partner..........................28
7.5      Partnership Funds.......................................................................................28
7.6      Return of Capital.......................................................................................28
7.7      Duties..................................................................................................29
7.8      Transactions with Affiliates............................................................................29
7.9      Outside Activities......................................................................................29
7.10     Resolution of Conflicts of Interest.....................................................................29
7.11     Indemnification.........................................................................................29
7.12     Liability of Managing General Partner and the General Partner...........................................30
7.13     Reliance by Managing General Partner and the General Partner............................................30
7.14     Insurance...............................................................................................31
7.15     Acquisition of Real Property; Investment Banking; Financing.............................................31
7.16     Management of the Real Property.........................................................................32
8.1      Limitation of Liability.................................................................................33
8.2      Management of Business..................................................................................33
8.3      Outside Activities......................................................................................33
8.4      Return of Capital.......................................................................................34

9.1      Records and Accounting..................................................................................34
9.2      Fiscal Year.............................................................................................34
9.3      Reports.................................................................................................34
10.1     Preparation of Tax Returns..............................................................................35
10.2     Tax Elections...........................................................................................35
10.3     Tax Controversies.......................................................................................35
10.4     Organizational Expenses.................................................................................36
10.5     Taxation as a Partnership...............................................................................36
11.1     Transfer Restrictions...................................................................................36
11.2     Transfers by Managing General Partner...................................................................36
11.3     Transfers by General Partner............................................................................37
11.4     Transfer of Interests of Limited Partner................................................................37
11.5     Additional Limitations on Transfers of Limited Partnership Interests....................................37
11.6     Distributions and Allocations in Respect of Transferred Partnership Interests...........................37
11.7     Admission of Substitute or Successor Partners...........................................................38
11.8     Buy-Sell Provision......................................................................................39
11.9     Right to Require Sale...................................................................................40
11.10    Tag-Along Right.........................................................................................40
11.11    Reduction of Undistributed Class B Capital..............................................................42
11.12    Optional Redemption.....................................................................................42
12.1     Events of Withdrawal....................................................................................44
12.2     Removal.................................................................................................45
13.1     Dissolution.............................................................................................46
13.2     Continuation of the Partnership.........................................................................46
13.3     Liquidation.............................................................................................47
13.4     Distribution in Kind....................................................................................48
13.5     Cancellation of Certificate of Limited Partnership......................................................48
13.6     Return of Capital.......................................................................................48
13.7     Certain Terminations....................................................................................48
14.1     Amendment Procedures....................................................................................49
14.2     Action without a Meeting................................................................................49
15.1     Addresses and Notices...................................................................................49
15.2     Titles and Captions.....................................................................................50
15.3     Pronouns and Plurals....................................................................................50
15.4     Further Action..........................................................................................50
15.5     Binding Effect..........................................................................................50
15.6     Integration.............................................................................................50
15.7     Creditors...............................................................................................50
15.8     Waiver..................................................................................................50
15.9     Counterparts............................................................................................50
15.10    Applicable Law..........................................................................................50
15.11    Invalidity of Provisions................................................................................51
15.12    Confidentiality.........................................................................................51
15.13    Representations and Warranties of IHC...................................................................52
15.14    Representations and Warranties of CGLH..................................................................52
15.15    Conditions to Effectiveness of this Agreement...........................................................53
15.16    Third Party Beneficiaries...............................................................................53

                                    EXHIBITS

Exhibit A - Partners and Percentage Interests
Exhibit B - Description of Property to be Contributed by the Partners Exhibit C - Market Rate Fees
Exhibit D - Form of Property Management Agreement
Exhibit E - Form of Asset Management Agreement
Exhibit F - Joint Venture Required (Consolidated) Reporting and Analysis Exhibit G - Executives' Percentage Interests Upon Termination For Cause

                                                               S&B DRAFT 8/31/00


THE PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES ACTS IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF THE PARTNERSHIP INTERESTS IS PROHIBITED UNLESS SUCH SALE OR DISPOSITION IS MADE IN COMPLIANCE WITH ALL SUCH APPLICABLE ACTS. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE PARTNERSHIP INTERESTS ARE SET FORTH IN THIS AGREEMENT.


                                   AGREEMENT

                                       OF

                              LIMITED PARTNERSHIP

                                       OF

                             CGLH-IHC FUND I, L.P.


                  THIS AGREEMENT OF LIMITED PARTNERSHIP is entered into as of _________ ___, 2000 (the "Effective Date"), by and between CGLH PARTNERS III LP, a Delaware limited partnership ("CGLH GP"), as the Managing General Partner, and INTERSTATE INVESTMENT CORPORATION, a Delaware corporation ("IHC GP"), as the General Partner, and CGLH PARTNERS IV LP, a Delaware limited partnership ("CGLH LP"), INTERSTATE PROPERTY PARTNERSHIP, L.P., a Delaware limited partnership ("IHC LP"), J. William Richardson, an individual ("Richardson") and Thomas F. Hewitt, an individual ("Hewitt") as the Limited Partners.

                  Certain terms used in this Agreement are defined in Article II hereof.


                                    ARTICLE I

                             ORGANIZATIONAL MATTERS

         1.1 FORMATION.

                  The Partners hereby form the Partnership as a limited partnership pursuant to the Delaware Act, and subject to the provisions of this Agreement. The rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act, except as expressly provided herein.

         1.2 NAME.

                  The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, CGLH-IHC Fund I, L.P. The Managing General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall provide the other Partners with written notice of such name change within 20 days after such name change.

         1.3 TERM.

                  The Partnership shall commence on the Commencement Date and shall continue in existence until the close of Partnership business on the seventh anniversary of the Effective Date, or until the earlier termination of the Partnership in accordance with the provisions of Section 13.1(b) of this Agreement or unless extended by a vote or consent of Partners holding at least 51% of the Partnership Interests at the time such extension is sought; provided, however, that after the occurrence of an event of dissolution pursuant to
Section 13.1(b), the continuation or wind-up of the Partnership shall be governed by Article XIII hereof and the Partnership shall not have the ability to extend the term of the Partnership pursuant to this sentence of Section 1.3. Any and all actions taken by the Managing General Partner prior to the Commencement Date in connection with the formation of the Partnership or that are consistent with, or in furtherance of, the purpose of the Partnership are hereby approved, confirmed and ratified as acts of the Company.

         1.4 REGISTERED OFFICE AND PRINCIPAL OFFICE OF PARTNERSHIP; ADDRESSES OF PARTNERS.

                  (a) Partnership Offices. The registered office of the Partnership in the State of Delaware shall be 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297, and its registered agent for service of process on the Partnership at such registered office shall be Corporation Service Company, or such other registered office or registered agent as the Managing General Partner may from time to time designate, on notice to the other Partners. The Partnership shall direct its registered agent to provide copies of any process served on it as registered agent of the Partnership to both the Managing General Partner and the General Partner at their respective addresses provided pursuant to Section 1.4(b) hereof. The principal office of the Partnership shall be 3 World Financial Center, New York, New York 10285, New York or such other place as the Managing General Partner may from time to time designate, on notice to the other Partners. The Partnership may maintain offices at such other place or places as the Managing General Partner deems advisable.

                  (b) Addresses of Partners. The address of each of the Partners shall be the address of such Partner appearing on the signature pages to this Agreement. A Partner may change its address at any time by giving all of the other Partners ten-(10) days' prior written notice of such change in address.

         1.5 OWNERSHIP.

                  The interest of each Partner in the Partnership shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Partnership shall be deemed owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property or interest except by having an ownership interest in the Partnership as a Partner. Each of the Partners irrevocably waives, during the term of the Partnership and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Partnership. No interest of any Partner in the Partnership shall be evidenced by a certificate.

         1.6 TITLE TO PARTNERSHIP PROPERTY.

                  It is the desire and intention that legal title to all property of the Partnership shall be held and conveyed in the name of the Partnership.

         1.7 LIMITS OF PARTNERSHIP.

                  The relationship between the parties hereto shall be limited to the business of the Partnership in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be a limited partnership for the sole and limited purpose of such business. Except as otherwise provided for or contemplated in this Agreement, nothing herein shall be construed to create a partnership between the Partners or to authorize any Partner to act as general agent for the other Partner.


                                   ARTICLE II

                                  DEFINITIONS

         2.1 DEFINITIONS.

                  Unless otherwise clearly indicated to the contrary in this Agreement, the following definitions shall apply to the terms used in this Agreement, which definitions shall be applicable equally to the singular and plural of the terms defined:

         "Acceptance" has the meaning set forth in Section 11.10 of this Agreement.

         "Adjusted Capital Account" means, with respect to any Partner, a special account maintained for such Partner, the balance of which shall equal such Partner's Capital Account balance, increased by the amount (if any) of: (i) such Partner's share of the Partnership Minimum Gain and Partner Minimum Gain, plus (ii) all other amounts such Partner is unconditionally obligated to contribute to the capital of the Partnership.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account.

         "Affiliate" means, as to any Person, a Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

         "Aggregate Net Profit Allocation" means with respect to any Partner for any Fiscal Year or other fiscal period, an amount, which in no event shall be below zero, equal to the excess of (i) the cumulative amount of Profits allocated to such Partner with respect to all prior Fiscal Years or fiscal periods and the current Fiscal Year or fiscal period, over (ii) the sum of (a) the cumulative amount of Losses allocated to such Partner with respect to all prior Fiscal Years or fiscal periods and the current Fiscal Year or fiscal period, plus (b) the cumulative amount of Nonrecourse Deductions allocated to such Partner with respect to all prior Fiscal Years and fiscal periods.

         "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented, or restated from time to time.

         "Available Cash" means, as of any date, all cash funds of the Partnership on hand after: (a) payment of all Partnership costs and expenses that are due and payable (including, without limitation, debt service payments and any reserve requirements under property management agreements) as of such date; (b) provision for payment of all Partnership costs and expenses that are anticipated to become due and payable (including, without limitation, debt service payments and any reserve requirements under property management agreements) within 30 days following the date on which Available Cash is being determined; and (c) provision for adequate reserves (including, without limitation, working capital, capital and other reserves), which reserves (and the amounts thereof) shall be established by the Managing General Partner in its sole and absolute discretion.

         "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

         "Book Depreciation" has the meaning set forth in Section 4.4(b)(v) of this Agreement.

         "Book Value" has the meaning set forth in Section 4.4(c) of this Agreement.

         "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the State of New York shall not be regarded as a Business Day.

         "Buying Partner" has the meaning set forth in Section 11.8 of this Agreement.

         "Buy-Sell Date" means (i) the second anniversary of the Effective Date, if the Partnership, at any one time prior to such date, had assets with an aggregate Value of at least $200,000,000.00 or (ii) the third anniversary of the Effective Date, if the Partnership, at any one time prior to such date, had assets with an aggregate Value of at least $150,000,000.00.

         "Buy-Sell Notice" has the meaning set forth in Section 11.8 of this Agreement.

         "Capital Account" means the capital account maintained for a Partner pursuant to Section 4.4(a) of this Agreement.

         "Capital Contribution" means any cash or other property contributed by a Partner to the Partnership pursuant to the provisions of this Agreement.

         "Capital Event" means: (i) the sale or other disposition of a Hotel and its other, related assets held by the Partnership, a Controlled Entity or a non-Controlled Entity, (ii) the refinancing of any indebtedness of the Partnership, a Controlled Entity or a non-Controlled Entity or (iii) any sale or other disposition (other than in the ordinary course of business) of an interest in a Controlled or Non-Controlled Entity.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

         "Certificate" means the Certificate of Limited Partnership filed with the Secretary of State of Delaware pursuant to Section 7.3 of this Agreement, as such Certificate may be amended or restated from time to time.

         "CGLH" means, collectively, CGLH GP and CGLH LP.

         "CGLH GP" has the meaning set forth in the Preamble of this Agreement.

         "CGLH LP" has the meaning set forth in the Preamble of this Agreement.

         "Change in Control" means, with respect to the Corporation and for the purposes of Section 11.9 only, any of the following:

                  (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, a "Group"), other than the Corporation, or any of its wholly owned Subsidiaries or any Investor or Excluded Group, of Beneficial Ownership of 35% or more of the combined voting power or economic interests of the then-outstanding Voting Securities (a "Control Interest"); provided, however, that (i) any transfer of Notes or shares of Series B Preferred Stock or other securities from any Investor or Excluded Group will not result in a Change in Control unless such transfer is pursuant to a Reorganization Transaction, merger proposal or tender offer in respect of the Corporation which has been approved by (or participated in by) the Board of Directors of the Corporation or by a majority of the Voting Securities, and (ii) in no event shall the conversion of any or all of the Notes in accordance with the terms of this Note constitute a Change in Control; or

                  (b) there is a change in a majority of the members of the Board within 12 months of an "election contest" (as defined in Rule 14a pursuant to the Exchange Act) relating to the election of persons not recommended by the Board of Directors at the time of the first public announcements of such election contest and in which a Person not an Affiliate of the Investor or any Related Person obtained valid proxies or consents to effect such change; or

                  (c) the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, Beneficially Own more than 50% of the combined voting power of the then-outstanding Voting Securities resulting from such reorganization, merger or consolidation;

                  (d) the sale or other disposition of assets representing 50% or more of the assets of the Corporation in one transaction or series of related transactions; or

                  (e) except as otherwise permitted under this Agreement, the disposition by the Corporation of any of its interest in the Partnership to a third party that is not a Subsidiary of the Corporation (other than a disposition to CGLH Partners I LP, a Delaware limited partnership, and CGLH Partners II LP, a Delaware limited partnership, or their Affiliates);

         provided, that the occurrence of any event identified in subparagraphs
(a) through (e) above that would otherwise be treated as a Change in Control shall not constitute a Change in Control hereunder if the Required Holders, by vote duly taken, shall so determine. "Required Holders" means the holders of Notes or shares of Series B Preferred Stock representing a majority of the combined (i) aggregate principal amount of the Notes Outstanding and (ii) aggregate stated amount of the Series B Preferred Stock outstanding, on the record date for such vote or, if no such record date is established, on the date any written consent of such holders is solicited, in each case excluding Notes or shares of Series B Preferred Stock then owned by the Corporation or any of its Affiliates. For the purposes of this definition, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act. "Excluded Group" means any Group in which (A) the Voting Securities either Beneficially Owned by such Group after the applicable acquisition or Beneficially Owned by such Group and being transferred by such Group, as the case may be, multiplied by (B) the percentage of the Investor's interest in the Beneficial Ownership of such Group, represent a

Control Interest. "Outstanding" means when used with reference to the Notes at a particular time, all Notes theretofore issued as provided in the Securities Purchase Agreement dated as of August [___], 2000 between the Corporation and the Investors, except (i) Notes theretofore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued, (ii) Notes theretofore paid in full, and (iii) Notes theretofore canceled by the Corporation, except that, for the purpose of determining whether Holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes registered in the name of, or Beneficially Owned by, the Company or any Subsidiary of any thereof, shall not be deemed to be outstanding. "Holder" means, at any time of reference, a Person in whose name a Note is registered in the Note Register at such time.

         "Class A Capital Contributions" means those Capital Contributions designated as "Class A" on Exhibit B to this Agreement, as such Exhibit may be amended from time to time in accordance with this Agreement.

         "Class A Preference Amount" means, beginning on the Effective Date, for each Fiscal Year of the Partnership, with respect to a Partner, an aggregate amount equal to fifteen (15%) percent per annum multiplied by the average weighted daily outstanding balance of such Partner's Undistributed Class A Capital during such period, which Class A Preference Amount shall be cumulative, compounded annually and prorated for any partial Fiscal Year or Fiscal Year shorter than a calendar year.

         "Class B Capital Contributions" means those Capital Contributions designated as "Class B" on Exhibit B to this Agreement, as such Exhibit may be amended from time to time in accordance with this Agreement.

         "Class B Preference Amount" means, beginning on the Effective Date, for each Fiscal Year of the Partnership, with respect to a Partner, an aggregate amount equal to fifteen (15%) percent per annum multiplied by the average weighted daily outstanding balance of such Partner's Undistributed Class B Capital during such period, which Class B Preference Amount shall be cumulative, compounded annually and prorated for any partial Fiscal Year or Fiscal Year shorter than a calendar year.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Commencement Date" means the date of the filing of the Certificate by the Managing General Partner.

         "Control" shall be used for the purposes of the definition of "Affiliate," "Controlled Entity," and Section 11.1 hereof only, and shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or interests, by contract or otherwise.

         "Controlled Entity" means a Person Controlled by the Partnership.

         "Corporation" means Interstate Hotels Corporation, a Maryland corporation.

         "CPI" has the meaning set forth in Section 7.1 of this Agreement.

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, Chapter 17 of Title 6 of the Delaware Code, as it may be amended from time to time, and any successor to such Delaware Act.

         "Distribution Date" means, (i) with respect to each of the first three Fiscal Year quarters in a Fiscal Year, the date that is 30 days following the General Partner's delivery to the Managing General

Partner of the monthly financial statements pursuant to Section 9.3 of this Agreement for the last month in such Fiscal Year quarter, and (ii) with respect to last Fiscal Year quarter in a Fiscal Year, the date that is 30 days following the General Partner's delivery to the Managing General Partner of the annual financial statements pursuant to Section 9.3 of this Agreement for such Fiscal Year.

         "Effective Date" has the meaning set forth in the Preamble of this Agreement.

         "Event of Bankruptcy" means, with respect to any Partner or the Partnership, any of the following acts or events:

                  (a) making an assignment for the benefit of creditors;

                  (b) filing a voluntary petition in bankruptcy;

                  (c) becoming the subject of an order for relief or being declared insolvent or bankrupt in any federal or state bankruptcy or insolvency proceeding;

                  (d) filing a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation;

                  (e) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding of the type described in parts (a) through (d) of this definition;

                  (f) making an admission in writing of an inability to pay debts as they mature;

                  (g) giving notice to any governmental body that insolvency has occurred, that insolvency is pending, or that operations have been suspended;

                  (h) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its properties; or

                  (i) the expiration of 90 days after the date of the commencement of a proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation if the proceeding has not been previously dismissed, or the expiration of 60 days after the date of the appointment, without such Person's consent or acquiescence, of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person's properties, if the appointment has not previously been vacated or stayed, or the expiration of 60 days after the date of expiration of a stay, if the appointment has not been previously vacated.

         "Event of Withdrawal" has the meaning set forth in Section 12.1 of the Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Tag-Along Interest" has the meaning set forth in Section
11.10 of this Agreement.

         "Executive Employment Agreements" means the Amended and Restated Agreement between Hewitt and the Corporation dated as of August [31], 2000 and the Amended and Restated Agreement between Richardson and the Corporation dated as of August [31], 2000, in each case as in effect on the Effective Date, and "Executive Employment Agreement" means one of the foregoing agreements.

         "Executives" means Richardson and Hewitt and "Executive" means Richardson or Hewitt.

         "Financial Institution" has the meaning set forth in Section 7.15 of this Agreement.

         "Fiscal Year" has the meaning set forth in Section 9.2 of this Agreement.

         "General Partner" means IHC GP, in its capacity as the general partner of the Partnership, and/or its permitted successors or assigns in accordance with the terms of this Agreement.

         "Grace Period" has the meaning set forth in Section 4.3 of this Agreement.

         "Hotel" means a hotel, motel, inn or other lodging facility and, if applicable, the real property on which it is located.

         "IHC" means, collectively, IHC GP and IHC LP.

         "IHC GP" has the meaning set forth in the Preamble of this Agreement.

         "IHC LP" has the meaning set forth in the Preamble of this Agreement.

         "IHC Tag-Along Interest" has the meaning set forth in Section 11.10 of this Agreement.

         "Investment Banking Firm" has the meaning set forth in Section 11.9 of this Agreement.

         "Investment Banking Services" has the meaning set forth in Section 7.15 of this Agreement.

         "Investors" means the following investors in the Corporation: CGLH Partners I LP and CGLH Partners II LP, and all of their respective successors and assigns, by operation of law or otherwise.

         "Lehman Brothers" has the meaning set forth in Section 7.15 of this Agreement.

         "Limited Partner" means CGLH LP, IHC LP, Richardson, Hewitt and any other Person who has been admitted as a limited partner of the Partnership in accordance with the terms of this Agreement.

         "Liquidator" has the meaning set forth in Section 13.3(a) of this Agreement.

         "Losses" has the meaning set forth in Section 4.4(b) of this Agreement.

         "Major Decision" has the meaning set forth in Section 7.2 of this Agreement.

         "Majority Interest" means the owners of more than 51% of the Percentage Interests of the Limited Partners.

         "Managing General Partner" means CGLH GP in its capacity as the managing general partner of the Partnership, and/or its permitted successors or assigns in accordance with the terms of this Agreement.

         "Manager" has the meaning set forth in Section 7.16 of this Agreement.

         "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

         "Note" means the subordinated convertible note or notes having an aggregate principal amount of $25,000,000, convertible into shares of Class A Common Stock, par value $.01, of the Corporation, subject to certain limitations.

         "Notice" has the meaning set forth in Section 7.15 of this Agreement.

         "Notice Period" has the meaning set forth in Section 11.10 of this Agreement.

         "Offering Partner" has the meaning set forth in Section 11.8 of this Agreement.

         "Partner" means a Managing General Partner, a General Partner or a Limited Partner.

         "Partner Minimum Gain" means partner nonrecourse debt minimum gain as determined under the rules of Section 1.704-2(i) of the Regulations.

         "Partner Nonrecourse Deduction" has the meaning set forth in Section 1.704-2(i)(1) and (2) of the Regulations.

         "Partnership" means the limited partnership formed by the filing of the Certificate with the Secretary of State of Delaware and established pursuant to this Agreement.

         "Partnership Interest" means the interest acquired by a Partner in the Partnership including, without limitation, such Partner's right: (a) to an allocable share of the Profits, Losses, and other income, gains, losses, deductions, and credits of the Partnership; (b) to a distributive share of the assets of the Partnership; (c) if a Limited Partner (other than an Executive), to vote on those matters described in this Agreement; and (d) (i) if the Managing General Partner, to manage and operate the business of the Partnership,
(ii) if the General Partner, to manage and operate the business of the Partnership as and to the extent such power and authority are expressly granted herein or by the Managing General Partner in writing.

         "Partnership Minimum Gain" has the meaning set forth in Section 1.704-2(d) of the Regulations.

         "Percentage Interest" means, as to a Partner, the ratio, expressed as a percentage, of Class A Capital Contributions and Tier 2 Capital Contributions actually contributed to the Partnership by such Partner to all Class A Capital Contributions and Tier 2 Capital Contributions actually contributed to the Partnership by all Partners; provided, however, that, subject to the provisions of this Agreement, including, without limitation, Sections 4.3, 11.12 and 11.13 and Exhibit G hereof, the Percentage Interest of an Executive shall be the applicable percentage interest stated on Exhibit A hereto for such Executive. Exhibit A shall be amended from time to time in accordance with this Agreement; provided, that, in conjunction with Class A Capital Contributions made by the Partners (other than the Executives) as of a given date, the Executives shall be deemed to have made, as of such date, Class A Capital Contributions pro rata in proportion to their respective Percentage Interests set forth in Exhibit A hereto, subject to the provisions of Section 11.13 and Exhibit G hereof.

         "Preference Amount" means a Class A Preference Amount, or a Class B Preference Amount or both.

         "Person" means an individual, corporation, general or limited partnership, limited liability company, government entity, joint venture, estate, trust, association or organization or other entity of any kind or nature.

         "Profits" has the meaning set forth in Section 4.4(b) of this Agreement.

         "Purchase Price" has the meaning set forth in Section 11.9 of this Agreement.

         "Put Date" has the meaning set forth in Section 11.9 of this Agreement.

         "Receiving Partner" has the meaning set forth in Section 11.8 of this Agreement.

         "Redemption Closing Date" has the meaning ascribed to it in Section
11.12 hereof

         "Redemption Interest" has the meaning ascribed to it in Section 11.12 hereof.

         "Redemption Notice" has the meaning ascribed to it in Section 11.12 hereof.

         "Redemption Price" has the meaning ascribed to it in Section 11.12 hereof.

         "Regulations" means the Department of Treasury Regulations promulgated under the Code, as amended and in effect (including corresponding provisions of succeeding regulations).

         "Regulatory Allocations" has the meaning set forth in Section 5.3 of this Agreement.

         "Related Person" means, with respect to any Person, (A) any Affiliate of such Person, (B) any investment manager, investment advisor or partner of such Person or an Affiliate of such Person, and (C) any investment fund, investment account or investment entity whose investment manager, investment advisor or general partner is such Person or a Related Person of such Person. For purposes of this definition, Person shall also include "Group" as such term is defined in the definition of "Change in Control".

         "Response Period" has the meaning set forth in Section 11.8 of this Agreement.

         "Sale" has the meaning set forth in Section 11.10 of this Agreement.

         "Sale Notice" has the meaning set forth in Section 11.10 of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, and any successor to such statute.

         "Selling Partner" has the meaning set forth in Section 11.8 of this Agreement.

         "Series B Preferred Stock" means Series B Convertible Preferred Stock, par value $.01 per share, of the Corporation having an aggregate stated amount of $5,000,000.00, convertible into shares of Class A Common Stock, par value $.01, of the Corporation, subject to certain limitations.

         "Stated Value" has the meaning set forth in Section 11.8 of this Agreement.

         "Subsidiary" of any Person means any corporation, partnership, limited liability company or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         "Tier 1 Capital Contributions" has the meaning set forth in Section 4.1 of this Agreement.

         "Tier 2 Capital Contributions" has the meaning set forth in Section 4.3 of this Agreement.

         "Total Voting Power" means the total combined Voting Power, on a fully diluted basis, of all the Voting Securities then outstanding.

         "Tier 1 Capital Call Notice Period" has the meaning set forth in
Section 4.2 of this Agreement.

         "Tier 2 Capital Call Notice Period" has the meaning set forth in
Section 4.3 of this Agreement.

         "Transfer" has the meaning set forth in Section 11.1 of this Agreement.

         "Undistributed Class A Capital" means, with respect to the Class A Capital Contributions of a Partner and as of a given date, the aggregate amount of such Partner's Class A Capital Contributions actually made as of such date, reduced by all prior distributions to such Partner pursuant to Section 6.1(b)(ii)(C)(2). With respect to an Executive, his Undistributed Class A Capital, as of a given date, shall be an amount equal to the product of: (i) such Executive's then Percentage Interest (determined without regard to any dilution in such Percentage Interest on account of such Executive's failure to make a Tier 2 Capital Contribution); multiplied by (ii) the total amount of Undistributed Class A Capital of all of the Partners other than Executives at such time.

         "Undistributed Class A Preference Amount" means, with respect to the Class A Preference Amount of a Partner and as of a given date, the aggregate amount of such Partner's Class A Preference Amount as of such date, reduced by all prior distributions to such Partner pursuant to Section 6.1(b)(i)(B) and
Section 6.1(b)(ii)(B). The calculation and recalculation of the Undistributed Class A Preference Amount for each Partner shall be made (a) prior to the time any distributions are made pursuant to Section 6.1 if such distributions are made at a time other than on the last day of a Fiscal Year of the Partnership,
(b) as of the last day of each Fiscal Year of the Partnership and (c) prior to any Sale pursuant to Section 11.10. With respect to an Executive, his Undistributed Class A Preference Amount, as of a given date, shall be an amount equal to the product of: (i) such Executive's then Percentage Interest (determined without regard to any dilution in such Percentage Interest on account of such Executive's failure to make a Tier 2 Capital Contribution); multiplied by (ii) the total amount of Undistributed Class A Preference Amounts of all of the Partners other than Executives at such time.

         "Undistributed Class B Capital" means, with respect to the Class B Capital Contributions of a Partner and as of a given date, the aggregate amount of such Partner's Class B Capital Contributions actually made as of such date, reduced by all prior distributions to such Partner pursuant to Section 6.1(b)(ii)(C)(1) and Section 11.10.

         "Undistributed Class B Preference Amount" means, with respect to the Class B Preference Amount of a Partner and as of a given date, the aggregate amount of such Partner's Class B Preference Amount as of such date, reduced by all prior distributions to such Partner pursuant to Section 6.1(b)(i)(A) and
Section 6.1(b)(ii)(A). The calculation and recalculation of the Undistributed Class B Preference Amount for each Partner shall be made (a) prior to the time any distributions are made pursuant to Section 6.1 if such distributions are made at a time other than on the last day of a Fiscal Year of the Partnership and (b) as of the last day of each Fiscal Year of the Partnership.

         "Undistributed Tier 2 Capital" means, with respect to the Tier 2 Capital Contributions of a Partner and as of a given date, the aggregate amount of such Partner's Tier 2 Capital Contributions actually made as of such date, reduced by all prior distributions to such Partner pursuant to Section 6.1(b)(ii)(D).

         "Value" means, for purposes of Section 7.15(a) and (d) and the definition of "Buy-Sell Date", with respect to the value of the assets of the Partnership, the sum of: (i) the aggregate gross purchase prices paid by the Partnership (including, without limitation, through Partnership capital, debt and equity financing or otherwise) for interests in Hotels and other, related assets and the Partnership's aggregate gross capital contributions to Controlled Entities and non-Controlled Entities for the acquisition of interests in Hotels and other, related assets (or for interests in other Controlled Entities and non-Controlled Entities for the acquisition of interests in Hotels and other, related assets); and (ii) the aggregate gross capital expenditures in respect of such Hotels and other, related assets.

         "Vesting Date" means any of Vesting Date 1, Vesting Date 2 or Vesting Date 3.

         "Vesting Date 1" means the first anniversary of the "Commencement Date", as such term is defined in each of the Executive Employment Agreements; provided, however, that with respect to Richardson's Executive Employment Agreement, if Richardson terminates his employment with the Corporation without Good Reason (as such term is defined in such Executive's Executive Employment Agreement), Vesting Date 1 with respect to his Percentage Interests shall be the date that is nine calendar months following the "Commencement Date" as such term is defined in Richardson's Executive Employment Agreement.

         "Vesting Date 2" means the second anniversary of the "Commencement Date", as such term is defined in each of the Executive Employment Agreements.

         "Vesting Date 3" means the third anniversary of the "Commencement Date", as such term is defined in each of the Executive Employment Agreements.

         "Voting Securities" means (i) any securities entitled, or which may be entitled, to vote generally in the election of directors of the Corporation,
(ii) any securities, including the Note and the Series B Preferred Stock, convertible or exercisable into or exchangeable for such securities (whether or not the right to convert, exercise or exchange is subject to the passage of time or contingencies or both), or (iii) any direct or indirect rights or options to acquire any such securities; provided, that unexercised options granted pursuant to any employment benefit or similar plan and rights issued pursuant to any shareholder rights plan shall be deemed not to be Voting Securities.


                                   ARTICLE III

                                     PURPOSE

         3.1 PURPOSES AND SCOPE.

                  The purposes of the Partnership are expressly limited to: (a) the acquisition, holding, ownership, operation, maintenance, improvement, development, sale, exchange, lease, and other uses and dispositions of Hotels and other, related assets, and the incurring of indebtedness or similar obligations, including, without limitation, under secured or unsecured credit facilities of every kind and nature, in connection therewith; (b) forming, and owning equity securities or interests in, and/or acting as a general partner, limited partner, managing member, member and/or equity holder of, Controlled Entities or non-Controlled Entities that acquire, hold, own, operate, maintain, improve, develop, sell, exchange, lease, and otherwise use or dispose of Hotels and other, related assets, and the incurring of indebtedness or similar obligations including, without limitation, under secured or unsecured credit facilities of every kind and nature, in connection with the ownership of such equity securities or interests; (c) forming, and owning equity securities or interests in, and/or acting as a general partner, limited partner, managing member, member and/or equity holder of, Controlled Entities or non-Controlled Entities that own the equity securities or interests in, and/or act as a general partner, limited partner, managing member, member and/or equity holder of, Persons that acquire, hold, own, operate, maintain, improve, develop, sell, exchange, lease, and otherwise use or dispose of Hotels and other, related assets, and the incurring of indebtedness or similar obligations including, without limitation, under secured or unsecured credit facilities of every kind and nature, in connection with the ownership of such equity securities or interests; and (d) the transacting of any and all lawful business for which the Partnership may be organized under Delaware law that is incident, necessary and appropriate to accomplish any of the foregoing.

                                   ARTICLE IV

         CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; PARTNERSHIP INTERESTS

         4.1 CAPITAL CONTRIBUTIONS; INITIAL CAPITAL CONTRIBUTIONS.

                  (a) Each Partner shall be required to contribute to the Partnership in cash, payable from time to time in accordance with
         Section 4.2 hereof, an amount equal to the sum of the amounts of Class A Capital Contributions and Class B Capital Contributions listed on Exhibit B hereto opposite such Partner's name under the headings, "Class A Capital Contribution" and "Class B Capital Contribution". All such capital contributions by all of the Partners are hereinafter sometimes collectively referred to as "Tier 1 Capital Contributions". To the extent that a Partner receives a return of capital in respect of any Class A Capital Contribution or Class B Capital Contribution on or before the fifth anniversary of the Effective Date, such returned capital shall be subject to subsequent capital call with respect to such class of capital, on the terms provided in Section 4.2, provided, that the Partners or their Affiliates shall not be obligated to maintain liquid reserves in amounts equal to such returned capital for subsequent re-contribution. Nothing herein shall require the Partnership to make such subsequent capital call before electing to make a capital call for Tier 2 Capital Contributions, as provided in
         Section 4.3 below.

                  (b) On the Effective Date, the Partners shall make initial capital contributions to the Partnership, in cash, pro rata in proportion to their Tier 1 Capital Contributions obligations, as determined by the Managing General Partner and a Majority Interest, but not to exceed amounts reasonably necessary for the initial capitalization of the Partnership. Such initial capital contributions shall be credited against the Partners' respective Tier 1 Capital Contributions obligations.

         4.2 TIER 1 CAPITAL CONTRIBUTIONS.

                  (a) The Managing General Partner and a Majority Interest shall determine, from time to time, the capital needs of the Partnership. Upon such determination, the Managing General Partner shall give written notice to each Partner (a "Tier 1 Capital Call Notice"). The Partners shall make Tier 1 Capital Contributions to the Partnership, pro rata in proportion to their respective Tier 1 Capital Contributions obligations. Capital constituting all or a portion of IHC LP's Tier 1 Capital Contributions shall be allocated as follows: (i) 53.02% as a Class A Capital Contribution and (ii) 46.98% as a Class B Capital Contribution, consistent with Exhibit B attached hereto. Each Partner shall have five (5) days from the date such Tier 1 Capital Call Notice is given to contribute to the Partnership its required amount of additional capital constituting all or a portion of its respective Tier 1 Capital Contributions obligations. Each Partner shall receive a credit to its Capital Account in the amount of any such capital that it contributes to the Partnership.

                  (b) If a Partner does not timely contribute its required portion of the Tier 1 Capital Contributions when and in such amounts as required pursuant to subsection (a) hereof, that Partner shall be in default under this Agreement. The Managing General Partner or those non-defaulting Partners that hold a majority of the Percentage Interests held by all non-defaulting Partners may exercise any one or more of the following remedies, all of which are cumulative, and may be exercised concurrently (provided, however, that if more than one remedy is exercised, the non-defaulting Partners may not be compensated or obtain relief in the aggregate in excess of the actual portion of the Tier 1 Capital Contribution that the defaulting Partner has failed to contribute, together with reimbursement for related expenses as and to the extent expressly permitted hereunder):

                           (i) One or more of the non-defaulting Partners may
                  advance funds to the Partnership to cover those amounts which the defaulting Partner fails to contribute. Amounts that a non-defaulting Partner(s) so advances on behalf of the defaulting Partner shall become a fully-recourse loan due and owing from the defaulting Partner to such non-defaulting Partner(s) and shall bear interest at the lesser of the maximum lawful rate and the rate of fifteen percent (15%) per annum, payable monthly. All cash distributions otherwise distributable to the defaulting Partner under this Agreement shall instead be paid to the non-defaulting Partner(s) making such advances until such advances and interest thereon are paid in full. Any such advances shall be due and payable by the defaulting Partner one (1) year from the date that such advance was made, with any amounts repaid applied first to interest and thereafter to principal. Effective upon a Partner's becoming a defaulting Partner, such defaulting Partner grants to the non-defaulting Partner(s) that advances funds under this Section a security interest in such defaulting Partner's right to its allocable share of Profits and Losses, and its distributive share of the assets, of the Partnership, to secure its obligation to repay such advances and agrees to execute and deliver a promissory note evidencing such obligations in form and substance as provided in this clause (i) and reasonably acceptable to the Managing General Partner, together with a security agreement in a form reasonably acceptable to the Managing General Partner and such UCC-1 financing statements and other documents as such non-defaulting Partner(s) may reasonably request. If the defaulting Partner shall fail to make its monthly payments of interest or pay the loan in full when due, the defaulting Partner shall lose, until such time as the default Partner cures the default: (i) its voting and approval rights under the Delaware Act, the Certificate and this Agreement and (ii) its ability, if any, to participate in the management and operations of the Partnership. In addition, the defaulting Partner shall have no right to receive any distributions from the Partnership until the non-defaulting Partners have first received distributions in an amount equal to the additional capital contributed by each non-defaulting Partner to the Partnership (pursuant to the capital call as to which the defaulting Partner defaulted) plus a cumulative, non-compounded return thereon at the lesser of the maximum lawful rate and the rate of fifteen percent (15%) per annum.

                           (ii) The then existing Percentage Interests of the
                  Partners (other than the Executives) shall be proportionately adjusted to reflect the failure of the defaulting Partner to contribute its required capital to the Partnership.

                           (iii) One or more of the non-defaulting Partners that
                  hold a majority of the Percentage Interests held by all non-defaulting Partners may with the consent of the Managing General Partner dissolve the Partnership, in which event the Partnership shall be wound-up, liquidated and terminated pursuant to Article XIII hereof.

                           (iv) The Partnership or one or more of the
                  non-defaulting Partners (other than the Executives) may purchase the defaulting Partner's entire Partnership Interest in accordance with the same terms and conditions as those set forth in Section 11.8 hereof except that the purchase price shall be an amount equal to eighty percent (80%) of the amounts the Selling Partner would have received under Section 11.8(a)(iii) hereof based upon a Stated Value determined in good faith; provided, that, the defaulting Partner shall not have the rights of a Receiving Partner under Section 11.8(a)(ii) and shall be deemed to have accepted the offer of purchase.

                           (v) One or more of the non-defaulting Partners may
                  contribute the capital that the defaulting Partner failed to so contribute and such defaulting Partner shall have no right to receive any distributions from the Partnership until the non-defaulting Partners have first received distributions in an amount equal to the additional capital contributed by each non-defaulting Partner to the Partnership, in addition to any preferred return (and the priority of such return) that may have been earned or payable with respect thereto as if such contribution had been made by the defaulting Partner.

                  (c) Each Partner acknowledges and agrees that (i) a default by any Partner in making Tier 1 Capital Contributions will result in the Partnership's and the non-defaulting Partners' incurring certain costs and other damages in an amount that would be extremely difficult or impractical to ascertain, and (ii) the remedies described herein bear a reasonable relationship to the damages which the Partners estimate may be suffered by the Partnership and the non-defaulting Partners by reason of the failure of a defaulting Partner to make any such required capital contribution and the exercise of any or all of the above described remedies is not unreasonable under the circumstances existing as of the date hereof.

                  (d) The exercise by the Managing General Partner or non-defaulting Partners, as applicable, of one or more remedies provided in this Section shall not be a waiver or limitation of the right to pursue any one or more remedies available hereunder or at law or equity with respect to any subsequent default.

                  (e) For the period commencing when a Partner does not timely contribute its required portion of Tier 1 Capital Contributions until such time as such loan is paid in full, any Preferences otherwise accruing to the defaulting Partner under this Agreement shall not be compounded (but shall accrue as aforesaid).

         4.3 ADDITIONAL CAPITAL CONTRIBUTIONS.

                  This Section relates only to required capital contributions IN ADDITION TO Tier 1 Capital Contributions. The sole purpose of the Tier 2 Capital Contributions is to provide the Partnership with additional capital necessary to operate the Hotels and other, related assets (and any other property) acquired by the Partnership (using Tier 1 Capital Contributions) and Tier 2 Capital Contributions are expressly not intended for the acquisition of interests in Hotels and other, related assets (and any other property). The consent of all Partners shall be required for the Partnership to make a Tier 2 Capital Contribution capital call to pay for capital expenditures with respect to a Hotel and its other, related assets to the extent that such capital expenditure exceed those required by the licensor or franchisor under such Hotel's license agreement or franchise agreement. This Section is not intended, and shall not be construed, as having any effect on the Partnership's use of Tier 1 Capital Contributions, the Partners' obligations to make Tier 1 Capital Contributions and the Partnership's and the Partners' remedies with respect to any failure to make the Tier 1 Capital Contributions. To the extent that a Partner receives a return of capital in respect of any Tier 2 Capital Contribution on or before the fifth anniversary of the Effective Date, such returned capital shall be subject to subsequent capital call, on the terms provided in this Section 4.3, provided, that the Partners or their Affiliates shall not be obligated to maintain liquid reserves in amounts equal to such returned capital for subsequent re-contribution. For the avoidance of doubt, the Executives shall be required to make Tier 2 Capital Contributions in accordance with the provision of this
Section 4.3.

                  (a) The Partners shall contribute additional capital to the Partnership as described in the first paragraph of this Section 4.3, in proportion to their respective Percentage Interests ("Tier 2 Capital Contributions") and in such amounts and at such times as required by the Managing General Partner with the consent of a Majority Interest. Upon such determination, the Managing General Partner shall give written notice thereof to each Partner (the "Tier 2 Capital Call Notice"). Each Partner shall have twenty (20) days from the date the Tier 2 Capital Call Notice is given (the "Tier 2 Capital Call Notice Period") to contribute its required Tier 2 Capital

         Contribution to the Partnership; provided, however, if the stated reason for the capital call is to cure a default under any obligation of the Partnership, the Tier 2 Capital Call Notice Period may be such lesser time as indicated in the Tier 2 Capital Call Notice. Each Partner shall receive a credit to its Capital Account in the amount of the Tier 2 Capital Contribution that it contributes to the Partnership.

                  (b) If a Partner does not timely contribute additional capital when and in such amounts as required pursuant to subsection (a) hereof, that Partner shall be in default under this Agreement. In such event, the Managing General Partner shall send the defaulting Partner written notice of such default, giving the defaulting Partner twenty (20) days from the date such notice is given (the "Grace Period") to contribute the entire amount of its required Tier 2 Capital Contribution; provided, however, that if the stated reason for the capital call is to cure a default under any obligation of the Partnership, there shall be no Grace Period. If the defaulting Partner does not contribute its required Tier 2 Capital Contribution to the Partnership within the Tier 2 Capital Call Notice Period or within the Grace Period, if applicable, the Managing General Partner or those non-defaulting Partners that hold a majority of the Percentage Interests held by all non-defaulting Partners may exercise any one or more of the following remedies, all of which are cumulative, and may be exercised concurrently (provided, however, that if more than one remedy is exercised, the non-defaulting Partners may not be compensated or obtain relief in the aggregate in excess of the actual portion of the Tier 2 Capital Contribution that the defaulting Partner has failed to contribute, together with reimbursement for related expenses as and to the extent expressly permitted hereunder):

                           (i) One or more of the non-defaulting Partners (other
                  than the Executives) may advance funds to the Partnership to cover those amounts which the defaulting Partner fails to contribute. Amounts that a non-defaulting Partner(s) so advances on behalf of the defaulting Partner shall become a loan due and owing from the defaulting Partner to such non-defaulting Partner(s) and shall bear interest at the lesser of the maximum lawful rate and the rate of fifteen percent (15%) per annum, payable monthly. Such loan shall be recourse only to the Partnership Interests of the defaulting Partner. All cash distributions otherwise distributable to the defaulting Partner under this Agreement shall instead be paid to the non-defaulting Partner(s) making such advances until such advances and interest thereon are paid in full. Any such advances shall be due and payable by the defaulting Partner one (1) year from the date that such advance was made, with any amounts repaid applied first to interest and thereafter to principal. Effective upon a Partner's becoming a defaulting Partner, such defaulting Partner grants to the non-defaulting Partner(s) that advance funds under this Section a security interest in such defaulting Partner's right to its allocable share of Profits and Losses, and its distributive share of the assets, of the Partnership, to secure its obligation to repay such advances and agrees to execute and deliver a promissory note evidencing such obligations in form and substance as provided in this clause (i) and reasonably acceptable to the Managing General Partner, together with a security agreement in a form reasonably acceptable to the Managing General Partner and such UCC-1 financing statements and other documents as such non-defaulting Partner(s) may reasonably request. If the defaulting Partner shall fail to make its monthly payments of interest or pay the loan in full when due, the defaulting Partner shall lose, until such time as the default Partner cures the default: (i) its voting and approval rights under the Delaware Act, the Certificate and this Agreement and (ii) its ability, if any, to participate in the management and operations of the Partnership. In addition, the defaulting Partner shall have no right to receive any distributions from the Partnership until the non-defaulting Partner(s) have first received distributions in an amount equal to the additional capital contributed by each non-defaulting Partner(s) to the Partnership (pursuant to the capital call as to which the defaulting Partner defaulted) plus a cumulative, non-compounded return thereon at the lesser of the maximum lawful rate and the rate of fifteen percent (15%) per annum.

                           (ii) The then existing Percentage Interests shall be
                  proportionately adjusted to reflect the failure of the defaulting Partner to contribute its required additional capital to the Partnership.

                           (iii) One or more of the non-defaulting Partners
                  (other than the Executives) may contribute the capital that the defaulting Partner failed to so contribute and the defaulting Partner shall have no right to receive any distributions from the Partnership until the non-defaulting Partners have first received distributions in an amount equal to the additional capital contributed by each non-defaulting Partner to the Partnership plus a cumulative, non-compounded return thereon at the lesser of the maximum lawful rate and the rate of fifteen percent (15%) per annum as if such contribution had been made by the defaulting Partner.

                  (c) In addition to any of the remedies set forth in Section 4.3(b) hereof, if IHC GP or IHC LP defaults on its obligation to make a Tier 2 Capital Contribution pursuant to a Tier 2 Capital Call Notice, then the Partnership shall have the right to terminate the property management agreement(s) covering the Hotel or Hotels for which the additional Tier 2 Capital Contribution was required. The defaulting IHC GP or IHC LP, and not the Partnership, shall be liable for termination payments in connection with such termination and the defaulting IHC GP or IHC LP shall indemnify and hold harmless the Partnership and the non-IHC Partners against any liability or obligation with respect to such payments.

                  (d) Each Partner acknowledges and agrees that (i) a default by any Partner in making a required capital contribution will result in the Partnership's and the non-defaulting Partners' incurring certain costs and other damages in an amount that would be extremely difficult or impractical to ascertain, and (ii) the remedies described herein bear a reasonable relationship to the damages which the Partners estimate may be suffered by the Partnership and the non-defaulting Partners by reason of the failure of a defaulting Partner to make any required additional capital contribution and the exercise of any or all of the above described remedies is not unreasonable under the circumstances existing as of the date hereof.

                  (e) The exercise by the Managing General Partner or non-defaulting Partners, as applicable, of one or more remedies provided in this Section shall not be a waiver or limitation of the right to pursue any one or more remedies available hereunder or at law or equity with respect to any subsequent default.

                  (f) For the period commencing when a Partner does not timely contribute its required portion of the Tier 2 Capital Contributions until such time as such loan is paid in full, any Preferences otherwise accruing to the defaulting Partner under this Agreement shall not be compounded (but shall accrue as aforesaid).

         4.4 CAPITAL ACCOUNTS.

                  (a) Maintenance Rules. The Partnership shall maintain for each Partner a separate Capital Account in accordance with this Section 4.4. Each Capital Account shall be maintained in accordance with the following provisions:

                           (i) Such Capital Account shall be increased by the
                  cash amount or Book Value of any property contributed by such Partner to the Partnership pursuant to this Agreement, such Partner's allocable share of Profits and any items in the nature of income or gains which are specially allocated to such Partner pursuant to Section 5.2 and

                  Section 5.3 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

                           (ii) Such Capital Account shall be decreased by the
                  cash amount or Book Value of any property distributed to such Partner pursuant to this Agreement (except as payment with respect to a loan), such Partner's allocable share of Losses and any items in the nature of deductions or losses which are specially allocated to such Partner pursuant to Section 5.2 and Section 5.3 hereof, and the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                           (iii) In the event any interest in the Partnership is
                  transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred interest.

                           (iv) In determining the amount of any liability for
                  purposes of Sections 4.4(a)(i) and (ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                           (v) The Capital Accounts of each Partner shall be
                  adjusted as provided in Regulations Section
                  1.704-1(b)(2)(iv)(j) to take into account any required basis adjustments with respect to Code Section 38 property.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing General Partner determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Regulations, the Managing General Partner may authorize such modifications, provided that it is not likely to have a material effect on the amounts otherwise distributable to any Person.

                  (b) Definition of Profits and Losses. "Profits" and "Losses" mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Income of the Partnership that is exempt from
                  federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Section 4.4(b) shall be added to such taxable income or loss.

                           (ii) Any expenditures of the Partnership described in
                  Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profits and Losses pursuant to this Section 4.4(b), shall be subtracted from such taxable income or loss.

                           (iii) If the Book Value of any partnership asset is
                  adjusted pursuant to Sections 4.4(c)(ii) through (c)(iv), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses.

                           (iv) Gain or loss resulting from any disposition of
                  property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value.

                           (v) In lieu of the deduction for depreciation, cost
                  recovery or amortization taken into account in computing such taxable income or loss, there shall be taken into account Book Depreciation as defined in this Section 4.4(b)(v). Except as may otherwise be provided in the Regulations, "Book Depreciation" for any asset means for any fiscal year or other period an amount that bears the same ratio to the Book Value of that asset at the beginning of such fiscal year or other period as the federal income tax depreciation, amortization or other cost recovery deduction allowable for that asset for such year or other period bears to the adjusted tax basis of that asset at the beginning of such year or other period. If the federal income tax depreciation, amortization or other cost recovery deduction allowable for any asset for such year or other period is zero, then Book Depreciation for that asset shall be determined with reference to such beginning Book Value using any reasonable method selected by the Managing General Partner.

                           (vi) Notwithstanding any other provision of this
                  Section 4.4(b), any items that are specially allocated pursuant to Section 5.2 or Section 5.3 shall not be taken into account in computing Profits and Losses.

                  (c) Definition of Book Value. "Book Value" means for any asset the asset's adjusted basis for federal income tax purposes, except as follows:

                           (i) The initial Book Value of any asset contributed
                  by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the Managing General Partner in its reasonable discretion.

                           (ii) The Book Values of all Partnership assets shall
                  be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner in its reasonable discretion, as of the following times: (A) on the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution if the Managing General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; (B) on the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the Managing General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and (C) on the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations.

                           (iii) The Book Value of any Partnership asset
                  distributed to any Partner shall be the gross fair market value of such asset on the date of distribution.

                           (iv) The Book Values of Partnership assets shall be
                  increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations and Section 5.2(d) hereof; provided, however, that Book Values shall not be adjusted pursuant to this Section 4.4(c)(iv) to the extent the Managing General Partner determines that an adjustment pursuant to Section 4.4(c)(ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 4.4(c)(iv).

                           (v) If the Book Value of an asset has been determined
                  or adjusted pursuant to Section 4.4(c)(i), 4.4(c)(ii), or 4.4(c)(iv) hereof, such Book Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

         4.5 NEGATIVE CAPITAL ACCOUNTS.

                  If any Partner has a deficit balance in its Capital Account, such Partner shall have no obligation to restore such negative balance or to make any Capital Contribution to the Partnership by reason thereof, and such negative balance shall not be considered an asset of the Partnership or of any Partner.

         4.6 INTEREST.

                  No interest shall be paid by the Partnership on Capital Contributions or on balances in Capital Accounts. Nothing in this Section 4.6 is intended to limit payments of Class A Preference Amounts and Class B Preference Amounts to Partners as provided hereunder or on payments or contributions made by non-defaulting Partners pursuant to Sections 4.2 and 4.3 hereof.

         4.7 NO WITHDRAWAL.

                  No Partner shall be entitled to withdraw any part of its Capital Contributions or its Capital Account or to receive any distribution from the Partnership, except as provided in Section 6.1, Section 11.10 and Article XIII of this Agreement.

         4.8 LOANS FROM PARTNERS.

                  A Partner may advance funds to the Partnership upon the request of the Partnership with the consent of all of the Partners as to the terms thereof. Nothing in this Section 4.8 shall require the consent of all of the Partners to the Partnership's incurring indebtedness or similar obligations, including, without limitation, under secured and unsecured credit facilities of every kind or nature, with an Affiliate of a Partner, or otherwise, where such consent is not required under Section 7.2(a)(vi).


                                    ARTICLE V

                                   ALLOCATIONS

         5.1 ALLOCATIONS OF PROFITS AND LOSSES.

                  Profits, Losses and items thereof of the Partnership for each Fiscal Year (or other fiscal period) shall be allocated to the Partners in such manner that:

                  (a) the Adjusted Capital Account balances of all Partners with positive Adjusted Capital Account balances (after crediting or debiting Capital Accounts for Profits, Losses, items thereof, and allocations to Capital Accounts pursuant to all other provisions of this Article V for such Fiscal Year or other fiscal period) will correspond as closely as possible to the distributions that would result if an amount equal to the sum of (X) plus (Y) were distributed in accordance with Section 13.3(d)(iii) at the end of such Fiscal Year or other fiscal period where (X) equals the aggregate of the Adjusted Capital Account balances of all Partners with positive Adjusted

         Capital Account balances and (Y) equals the aggregate amount that would be required to be contributed by the Partners with negative Adjusted Capital Account balances (as determined pursuant to Section (b) below and without duplication for amounts taken into account under clause
         (ii) of the definition of Adjusted Capital Account). Allocations shall be made as if the Executives' respective interests in the Partnership were not subject to forfeiture pursuant to Section 11.13 hereof. Notwithstanding the foregoing, an Executive shall only be allocated Profits that are not attributable to a Capital Event only to the extent that such Profits reflect such Executive's entitlement to greater current or future distribution of Available Cash; and

                  (b) the Adjusted Capital Account balances of all Partners with negative Adjusted Capital Account balances (after crediting or debiting Capital Accounts for Profits, Losses, items thereof, and allocations pursuant to all other provisions of this Article V for such Fiscal Year or other fiscal period) will correspond as closely as possible to the manner in which economic responsibility for any such negative balances in connection with a liquidation of the Partnership at the end of such Fiscal Year or other fiscal period would be borne by the Partners under the terms of the Agreement or any collateral agreement.

                  (c) Limitation on Loss Allocations. The Losses allocated pursuant to Section 5.1(b) hereof and the next sentence of this Section 5.1(c) to any Partner for any Fiscal Year shall not exceed the maximum amount of Losses that may be allocated to such Partner without causing such Partner to have an Adjusted Capital Account Deficit at the end of such Fiscal Year. All Losses in excess of the limitation in this
         Section 5.1(c) shall be allocated solely to the other Partners in proportion to their respective Percentage Interests. If no other Partner may receive an additional allocation of Losses pursuant to the preceding sentence of this Section 5.1(c), such additional Losses not allocated pursuant to Section 5.1(b) of this Agreement or the preceding sentence shall be allocated solely to the Managing General Partner.

         5.2 SPECIAL ALLOCATIONS OF PROFITS AND LOSSES.

                  (a) Minimum Gain Chargeback--Partnership Nonrecourse Liabilities. If there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, certain items of income and gain shall be allocated (on a gross basis) to the Partners in the amounts and manner described in Section 1.704-2(f) and (j)(2)(i) and (iii) of the Regulations, subject to the exemptions set forth in Section 1.704-2(f)(2), (3), (4) and (5) of the Regulations. This Section 5.2(a) is intended to comply with the minimum gain chargeback requirement (set forth in Section 1.704-2(f) of the Regulations) relating to Partnership nonrecourse liabilities (as defined in Section 1.704-2(b)(3) of the Regulations) and shall be so interpreted.

                  (b) Minimum Gain Chargeback--Partner Nonrecourse Debt. If there is a net decrease in Partner Minimum Gain during any Partnership taxable year, certain items of income and gain shall be allocated (on a gross basis) as quickly as possible to those Partners that had a share of the Partner Minimum Gain (determined pursuant to Section 1.704-2(i)(5) of the Regulations) in the amounts and manner described in Section 1.704-2(i)(4), (j)(2)(ii) and (iii) of the Regulations. This
         Section 5.2(b) is intended to comply with the minimum gain chargeback requirement (set forth in Section 1.704-2(i)(4) of the Regulations) relating to partner nonrecourse debt (as defined in Section 1.704-2(b)(4) of the Regulations) and shall be so interpreted.

                  (c) Qualified Income Offset. If, after applying Section 5.2(a) and Section 5.2(b), any Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated (on a gross basis) to each such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Partner as quickly as possible. This Section 5.2(c) is intended to comply with the "qualified income offset" requirement set forth in
         Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be so interpreted.

                  (d) Basis Adjustments. To the extent an adjustment to the tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

                  (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other fiscal period shall be allocated: (i) first, among the Partners up to an amount equal to the sum of the Aggregate Net Profit Allocations for all of the Partners in proportion to their respective Aggregate Net Profit Allocations, and (ii) thereafter, among the Partners in proportion to their Percentage Interests.

                  (f) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions shall be allocated pursuant to Section 1.704-2(b)(4) and
         (i)(1) of the Regulations to the Partner who bears the economic risk of loss with respect to the deductions.

         5.3 CURATIVE ALLOCATIONS.

                  The allocations set forth in Section 5.1(c) and Section 5.2(a) through Section 5.2(f) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this
Section 5.3. Therefore, notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Managing General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 5.1(a) and (b) hereof. In exercising its discretion under this Section 5.3, the Managing General Partner shall take into account future Regulatory Allocations under Sections 5.2(a) and 5.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 5.2(e) and 5.2(f).

         5.4 TAX ALLOCATIONS: CODE SECTION 704(C).

                  (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Book Value (computed in accordance with Section 4.4(c)(i) hereof).

                  (b) If the Book Value of any Partnership asset is adjusted pursuant to Section 4.4(c)(ii) hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall, solely for tax purposes, take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                  (c) Any elections or other decisions relating to allocations made pursuant to this Section 5.4 shall be made by the Managing General Partner in any manner that reasonably reflects the purpose and intention of the Agreement. Allocations pursuant to this Section 5.4 are solely for purposes of federal, state, and local taxes and shall not affect or in any way be taken into account in computing any Partner's Capital Account, or share of Profits, Losses, and other items or distributions pursuant to any provision of this Agreement.

         5.5 OTHER ALLOCATION RULES.

                  (a) For purposes of determining the Profits, Losses, or any other item allocable to any period, Profits, Losses, and any such other item shall be determined on a daily, monthly, or other basis, as determined by the Managing General Partner using any permissible method under Section 706 of the Code and the Regulations thereunder.

                  (b) For federal income tax purposes, every item of income, gain, loss, and deduction shall be allocated among the Partners in accordance with the allocations under Sections 5.1, 5.2, 5.3 and 5.4 of this Agreement.

                  (c) The Partners are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Partnership income and loss for income tax purposes.

                  (d) It is intended that the allocations in Sections 5.1, 5.2,
         5.3 and 5.4 of this Agreement effect an allocation for federal income tax purposes consistent with Section 704 of the Code and comply with any limitations or restrictions therein.

                  (e) The Partners agree that their Percentage Interests represent their respective interests in Partnership profits for purposes of allocating excess nonrecourse liabilities (as defined in Section 1.752-3(a)(3) of the Regulations) pursuant to Section 1.752-3(a)(3) of the Regulations.

         5.6 DEPRECIATION RECAPTURE.

                  Pursuant to Regulations Section 1.1245-1(e), to the extent the Partnership recognizes gain as a result of sale, exchange or other disposition of Partnership assets which is taxable as ordinary income under Code Section 1245 or Code Section 1250, such ordinary income shall be allocated among the Partners in the same proportion as the depreciation giving rise to such ordinary income was allocable among the Partners. In no event, however, shall any Partner be allocated to ordinary income hereunder in excess of the amount of gain allocated to the Partner under this Agreement. Any ordinary income that is not allocated to a Partner due to the gain limitation described in the previous sentence shall be allocated among those Partners whose shares of total gain on the sale, exchange or other disposition of the property exceed their respective shares of depreciation from those Partnership assets being disposed of, in proportion to their relative shares of the total allocable gain.


                                   ARTICLE VI

                                  DISTRIBUTIONS

         6.1 DISTRIBUTIONS.

                  (a) The Managing General Partner shall review the Partnership's accounts at the end of each calendar quarter to determine whether distributions are appropriate. On each Distribution Date (commencing with the second Fiscal Year quarter following the Effective Date hereof or, in the Managing General Partner's sole discretion, the first Fiscal Year quarter following the Effective Date hereof), the Managing General Partner shall make such distributions of, and to the extent of, Available Cash calculated as of the end of such Fiscal Year quarter, in accordance with Section 6.1(b) hereof.

                  (b) The distributions under this Section 6.1 are subject, first, to any and all of the Partnership's obligations to lenders, indebtedness or other obligations, including, without limitation, under secured or unsecured credit facilities of every kind and nature (which may include, among other things, additional interest obligations, exit fees, equity kickers and similar obligations or payments) and, second, to the applicability of Sections 4.2(b), 4.2(c), 4.3(b), 4.3(c), 13.3 or 13.4. Subject to the immediately preceding sentence, distributions of Available Cash shall be made to the Partners in the manner set forth below:

                           (i) With respect to Available Cash that does not
                  constitute net proceeds from a Capital Event:

                                    (A) First, to Partners entitled to receive
                           Class B Preference Amounts, any Undistributed Class B Preference Amounts, pro rata in proportion to their respective Undistributed Class B Preference Amounts;

                                    (B) Second, to Partners entitled to receive
                           Class A Preference Amounts, any Undistributed Class A Preference Amounts, pro rata in proportion to their respective Undistributed Class A Preference Amounts; and

                                    (C) Third, to Partners pro rata in
                           proportion to their respective Percentage Interests;

                           (ii) With respect to Available Cash constituting net
                  proceeds from a Capital Event:

                                    (A) First, to Partners entitled to receive
                           Class B Preference Amounts, any Undistributed Class B Preference Amounts, pro rata in proportion to their respective Undistributed Class B Preference Amounts;

                                    (B) Second, to Partners entitled to receive
                           Class A Preference Amounts, any Undistributed Class A Preference Amounts, pro rata in proportion to their respective Undistributed Class A Preference Amounts;

                                    (C) Third, (1) first, to Partners to the
                           extent of their respective Undistributed Class B Capital, pro rata in proportion to the Undistributed Class B Capital, if any, of all Partners, until such Undistributed Class B Capital is reduced to zero, (2) second, to Partners (other than the Executives) to the extent of their respective Undistributed Class A Capital, pro rata in proportion to the Undistributed Class A Capital, if any, of all Partners (other than the Executives), until such Undistributed Class A Capital is reduced to zero, and (3) third, to the Executives, to the extent of their respective Undistributed Class A Capital, pro rata in proportion to the Undistributed Class A Capital, if any, of all Executives, until such Undistributed Class A Capital is reduced to zero; provided, that, (x) the amount available to Partners under clause (1) hereof shall be equal to the lesser of (I) the amount available for distribution to Partners under this subsection
                           (C) and (II) Undistributed Class B Capital as of the date of the distribution (but before giving effect to a such distribution) invested in the Partnership's asset that is the subject of the Capital Event for which the proceeds are being distributed, and (y) the amount available to Partners under clauses (2) and (3) hereof shall be the difference between the amount available for distribution under this subsection (C) and the amounts paid to Partners under clause (1) hereof, but such amount shall not be less than zero;

                                    (D) Fourth, to the Partners, to the extent
                           of their respective Undistributed Tier 2 Capital, pro rata in proportion to their respective Undistributed Tier 2 Capital until the Undistributed Tier 2 Capital is reduced to zero; and

                                    (E) Fifth, to the Partners, pro rata in
                           proportion to their respective Percentage Interests.

                           (iii) Any incentive-based management fees payable
                  under property management agreements as described in Section
                  7.16 of this Agreement (i) shall be calculated based upon Available Cash prior to any distributions pursuant to Section 6.1(b) and (ii) shall be paid in the first Fiscal Year quarter of the following Fiscal Year (or such later date as the financial statements are available for the prior Fiscal Year pursuant to Article IX hereof) after any distributions pursuant to Sections 6.1(b)(i)(A) and (B), or Sections 6.1(b)(ii)(A) and (B), as applicable, and prior to any distributions pursuant to Sections 6.1(b)(i)(C), or Sections 6.1(b)(ii)(C), (D) or (E), as applicable; provided, however, that upon a Capital Event which results in the termination of a property management agreement described in Section 7.16 of this Agreement, any outstanding incentive-based management fees under such terminated property management agreement shall be payable upon distribution of proceeds of such Capital Event pursuant to Section 6.1(b)(ii) hereof.

                  (c) Class A Preference Amounts and Class B Preference Amounts are, by their terms, calculated on a Fiscal Year basis. Accordingly, Fiscal Year quarter distributions in any Fiscal Year shall be made based upon the Managing General Partner's reasonable calculation of such Preference Amounts on a quarterly basis. In the first Fiscal Year quarter of the following Fiscal Year (or such later date as the financial statements are available for the prior Fiscal Year pursuant to Article IX hereof) distributions for such prior Fiscal Year shall be adjusted as necessary in order for the Partners to receive their respective Preference Amounts in accordance with the terms hereof.

         6.2 PAYMENTS NOT DEEMED DISTRIBUTIONS.

                  Any amounts paid pursuant to Section 7.4, Section 7.11 or
Section 7.16(a) of this Agreement shall not be considered distributions for purposes of this Agreement and shall be treated as deductible items for tax purposes and for purposes of determining Profit or Loss of the Partnership.

         6.3 WITHHELD AMOUNTS.

                  (a) Notwithstanding any other provision of this Article VI to the contrary, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership with respect to such Partner as a result of such Partner's participation in the Partnership. If and to the extent that the Partnership shall be required to withhold or pay any such taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time such withholding or tax is paid, which payment shall be deemed to be a distribution with respect to such Partner's Partnership Interest to the extent that the Partner (or any successor to such Partner's Partnership Interest) is then entitled to receive a distribution.

                  (b) To the extent that the aggregate of such payments to a Partner for any period exceeds the distributions to which such Partner is entitled for such period, the amount of such excess shall be considered a loan from the Partnership to such Partner. Such loan shall bear interest (which interest shall be treated as an item of income to the Partnership) at the lesser of the maximum rate permitted by law or the rate of interest per annum most recently established by Citibank, N.A., in New York, New York, as such bank's general reference rate of interest (which rate may or may not be the lowest rate of interest then charged by such bank), as determined hereunder from time to time, until discharged by such Partner by repayment, which may be made in the sole discretion of the Managing General Partner out of distributions to which such Partner would otherwise be subsequently entitled.

                  (c) Any withholdings authorized by this Section 6.3 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Managing General Partner shall have received an opinion of counsel or other evidence satisfactory to the Managing General Partner to the effect that a lower rate is applicable, or that no withholding is applicable.


                                   ARTICLE VII

                          MANAGEMENT OF THE PARTNERSHIP

         7.1 DESIGNATION AND AUTHORITY OF MANAGING GENERAL PARTNER AND GENERAL PARTNER.

                  (a) The Partners hereby designate CGLH GP as the managing general partner of the Partnership. The Partners hereby designate IHC GP as the general partner of the Partnership.

                  (b) The overall management and control of the business and affairs of the Partnership shall be vested in the Managing General Partner and the Managing General Partner shall have all of the power and authority of a general partner of the Partnership granted under the Act and pursuant to this Agreement. Except as otherwise provided in this Agreement and subject specifically to Section 7.2, all decisions concerning the management of the business and affairs of the Partnership and its assets shall be made exclusively by the Managing General Partner, in accordance with the objectives and purposes of the Partnership set forth in Section 3.1 hereof. The Managing General Partner shall be authorized to execute documents and take actions on behalf of the Partnership, in accordance with its power and authority granted under the Delaware Act and pursuant to this Agreement, which shall be binding on the Partnership and on which third parties shall be entitled to rely. The General Partner shall not take part in the control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name, or have the power to sign documents for or otherwise bind the Partnership other than as expressly set forth in this Agreement or as directed by the Managing General Partner in writing, and the General Partner shall have only the power and authority expressly granted it pursuant to this Agreement or by the Managing General Partner in writing. Without limiting the foregoing, the General Partner hereby disclaims any power or authority that may be granted to a general partner of a partnership pursuant to the Delaware Act that is not also granted to the General Partner under this Agreement or by the Managing General Partner in writing. Any grant of power or authority to the General Partner pursuant to this Agreement or by the Managing General Partner is non-exclusive and shall not divest the Managing General Partner of any such power or authority. Each of the Managing General Partner and the General Partner shall amend or otherwise modify its organizational and charter documents or take such other action to satisfy or comply with bankruptcy-remote, special purpose entity requirements of lenders, or other entities extending credit, to the Partnership or its Controlled or Non-Controlled Entities. The Partners agree that this Agreement and the Certificate may be amended or otherwise modified or such other action taken, as necessary to satisfy or otherwise comply with bankruptcy-remote, special purpose entity requirements of lenders, or other entities extending credit, to the Partnership or its Controlled or Non-Controlled Entities.

                  (c) Without in any way limiting the provisions of Section 7.1(b), the General Partner shall submit for approval by the Managing General Partner: (i) a proposed business plan within 60 days of the effective date of this Agreement for the current Fiscal Year; and (ii) thereafter, on or before November 1 of each year that this Agreement shall be in effect, a proposed business plan for the next succeeding Fiscal Year. If the General Partner shall fail timely to submit any such proposed business plan when due, the Managing General Partner may submit a business plan for the applicable Fiscal Year, and any costs incurred by the Managing General Partner in connection therewith shall be deducted from distributions to the General Partner under Section 6.1 hereof. Simultaneously with the submission of a proposed business plan to the Managing General Partner, the General Partner shall distribute copies of the proposed business plan (marked "proposed") to the other Partners for informational purposes. Each such business plan shall contain a proposed operating budget and a proposed capital budget for the Hotels and other, related assets, or interests in Hotels and other, related assets, presently owned and managed by the Partnership, a strategic plan for new acquisitions of Hotels and other, related assets, or interests in Hotels and other, related assets, and potential funding sources therefor. Each such business plan shall specify material assumptions contained therein. Each shall be sufficiently detailed so as to allow for the reasonable review thereof. The General Partner shall not be deemed to have made any guarantee, warranty or representation whatsoever, other than that the General Partner used good faith efforts in preparing such proposed plans and diligently reviewed and assessed the information provided by Hotel managers, in connection with such plans since the Partners acknowledge that such plans are intended to set forth reasonable performance objectives and goals based upon facts and circumstances known by the General Partner at the time of such plans' preparation. If an annual business plan is not approved prior to December 31 of the immediately preceding Fiscal Year, the Partnership shall be managed and operated in accordance with the approved annual business plan for such immediately preceding Fiscal Year with each expense item increased (but not decreased) by the average Consumer Price Index for all Urban Consumers for the immediately preceding calendar year as reported by the U.S. Department of Labor Bureau of Labor Statistics ("CPI") and each revenue item increased (but not decreased) by Market Tract RevPAR growth percentage for the immediately previous 12-month period, as published by Smith Travel Research, but in no event less than CPI.

         7.2 MAJOR DECISIONS.

                  (a) All Major Decisions with respect to the Partnership's business shall require the prior written approval of all the Partners other than the Executives. The term "Major Decision," as used in this Agreement, means any decision with respect to the following matters at any time:

                  (i) to do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (ii) to possess Partnership property for other than a Partnership purpose or assign any rights in specific Partnership property for other than a Partnership purpose;

                  (iii) to change or reorganize the Partnership into any other legal form or materially change the purpose of the Partnership set forth in Section 3.1 hereof;

                  (iv) to require any Limited Partner to make any contribution to the capital of the Partnership not provided for hereunder (it being understood that additional capital contributions (including, without limitation, those described in Sections 4.2 and 4.3 hereof) are expressly provided for hereunder);

                  (v) except as otherwise permitted herein, to admit any Person as a partner of the Partnership or transfer the obligation to make Class B Capital Contributions or the right to receive Class B Preference Amounts and Undistributed Class B Preference Amounts;

                  (vi) to permit the Partnership to incur any indebtedness, direct or indirect, absolute or contingent; provided, however, the Partners agree that: (A) the incurrence by the Partnership of any single indebtedness to any lender (an affiliate of a Partner or otherwise), on market terms, and secured by an interest in property of the Partnership, with a loan to value ratio of not greater than 0.85:1.00 shall not be a Major Decision, if the Partnership exercises commercially reasonable efforts to seek such indebtedness from more than one unaffiliated institution regularly engaged in the business of making loans secured by interests in real property; and (B) the incurrence by the Partnership of unsecured debt shall not be a Major Decision; or

                  (vii) to approve any acquisition by the Partnership of a Hotel or a direct or indirect interest in a Hotel.

         7.3 CERTIFICATE OF LIMITED PARTNERSHIP.

                  The Managing General Partner shall cause the Certificate to be filed with the Secretary of State of Delaware as required by the Delaware Act and shall cause to be filed such other certificates or documents (including, without limitation, copies, amendments, or restatements of this Agreement) as may be determined by the Managing General Partner to be reasonable and necessary or appropriate for the formation, qualification, or registration and operation of a limited partnership (or a partnership in which Limited Partners have limited liability) in the State of Delaware and in any other state where the Partnership may elect to do business.

         7.4 COMPENSATION AND REIMBURSEMENT OF MANAGING GENERAL PARTNER AND GENERAL PARTNER.

                  Neither the Managing General Partner nor the General Partner shall be compensated for services rendered to the Partnership as managing general partner or as general partner, as applicable, unless such compensation has previously been approved by all of the Partners. The Managing General Partner shall, however, be reimbursed by the Partnership for all reasonable expenditures incurred by the Managing General Partner on the Partnership's behalf. The General Partner shall be reimbursed by the Partnership for all reasonable expenditures incurred by the General Partner on the Partnership's behalf that have been approved in advance by the Managing General Partner.

         7.5 PARTNERSHIP FUNDS.

                  Subject to the terms and provisions of the management agreements entered into by the Partnership for the management of the Hotels and other, related assets, the funds of the Partnership shall be deposited in such interest-bearing Partnership account or Partnership accounts as are designated by the Managing General Partner. All withdrawals from or charges against such accounts shall be made by the Managing General Partner or by its representative. Funds of the Partnership may be invested as determined by the Managing General Partner in accordance with the terms and provisions of this Agreement.

         7.6 RETURN OF CAPITAL.

                  Neither the Managing General Partner nor the General Partner shall be entitled to the withdrawal or return of its Capital Contribution except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law, and then only to the extent provided for in this Agreement.

         7.7 DUTIES.

                  The Managing General Partner shall manage the Partnership and its business and affairs in accordance with the terms of this Agreement to the best of its ability, and shall use its good faith efforts to carry out the business of the Partnership in the best interest of the Partnership. The Managing General Partner shall devote itself to the business of the Partnership to the extent that it determines is necessary for the efficient discharge of its obligations hereunder. To the extent that the General Partner acts for and on behalf of the partnership as expressly granted herein or by the Manager General Partner, the General Partner shall act to the best of its ability, and shall use its good faith efforts to carry out the business of the Partnership in the best interest of the Partnership. The General Partner shall devote itself to its duties to the extent that the General Partner determines is necessary for the efficient discharge of its duties.

         7.8 TRANSACTIONS WITH AFFILIATES.

                  Subject to the provisions of Section 7.2 hereof, the terms to the Partnership of any transaction, agreement or contract involving the Partnership with any Affiliate of a Partner shall be competitive with the terms of similar transactions, agreements or contracts obtained by persons in the same business as the Partnership in arms-length agreements with unrelated parties.

         7.9 OUTSIDE ACTIVITIES.

                  The provisions regarding outside activities of the Managing General Partner and the General Partner are set forth in Section 8.3 of this Agreement.

         7.10 RESOLUTION OF CONFLICTS OF INTEREST.

                  Unless otherwise expressly provided in this Agreement or any other agreement contemplated herein, whenever a conflict of interest exists or arises between the General Partner, or any of its Affiliates, or the Managing General Partner, or any of its Affiliates, on the one hand, and the Partnership or any Limited Partner, on the other hand, any action taken by the Managing General Partner or the General Partner, as the case may be, in the absence of bad faith by such entity, and in the case of the General Partner, pursuant to an express grant of authority under this Agreement or by the Managing General Partner in writing, shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other applicable law, rule, or regulation unless such action would have constituted a breach of the Agreement in the absence of such conflict of interest.

         7.11 INDEMNIFICATION.

                  (a) The Partnership shall indemnify and hold harmless the Managing General Partner and General Partner and any director, officer, employee, agent, or representative of the Managing General Partner or the General Partner, against all liabilities, losses, and damages incurred by any of them by reason of any act performed or omitted to be performed in the name of or on behalf of the Partnership, or in connection with the Partnership's business, including attorneys' fees and any amounts expended in the settlement of any claims or liabilities, losses, or damages, to the fullest extent permitted by the Delaware Act, provided, that in the case of the General Partner, the General Partner has not exceeded its power and authority granted under this Agreement or by the Managing General Partner in writing. The negative disposition of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the indemnified Person has engaged in gross negligence, fraud, willful misconduct, or a material breach of this Agreement.

                  (b) The Partnership shall indemnify and hold harmless the Limited Partners, employee, agent, or representative of the Partnership, any Person who is or was serving at the request of the Partnership or the Managing General Partner as a director, officer, partner, trustee, employee, agent, or representative of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by the Delaware Act. The negative disposition of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the indemnified Person has engaged in gross negligence, fraud, willful misconduct, or a material breach of this Agreement.

                  (c) Notwithstanding anything to the contrary contained in this
         Section 7.11, an indemnified Person shall not be entitled to indemnification under Section 7.11 with respect to any claim, issue or matter in which it has engaged in gross negligence, fraud, willful misconduct, or a material breach of this Agreement.

                  (d) Notwithstanding any of the provisions to this Section 7.11 to the contrary, no amount shall be paid to any indemnitee under this
         Section 7.11 until the obligations of the Partnership with respect to any indebtedness of the Partnership are paid or satisfied in full. However, if such indemnitee would otherwise be entitled to be paid pursuant to this Section 7.11 but for the preceding sentence, an amount of cash equal to the amount which would otherwise be paid to such indemnitee shall be held by the Partnership in an escrow account until such amounts may be paid to such indemnitee pursuant to this Section
         7.11 or as otherwise required to be paid to satisfy claims against the Partnership if there are no other available Partnership assets to pay such claims.

         7.12 LIABILITY OF MANAGING GENERAL PARTNER AND THE GENERAL PARTNER.

                  The Managing General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it under the Delaware Act and/or hereunder either directly or by or through its directors, officers, employees, agents, or representatives. The General Partner may exercise any of the powers expressly granted to it, and perform any of the duties expressly imposed upon it, under this Agreement or by the Managing General Partner in writing either directly or by or through its directors, officers, employees, agents, or representatives. Neither the Managing General Partner nor its directors, officers, employees, agents, or representatives shall be liable to the Partnership or the Limited Partners for errors in judgment or for any acts or omissions that do not constitute gross negligence, fraud, or willful or wanton misconduct. Neither the General Partner nor its directors, officers, employees, agents, or representatives shall be liable to the Partnership or the Limited Partners for errors in judgment or for any acts or omissions with respect to matters within its power and authority expressly granted under this Agreement or by the Managing General Partner in writing, that do not constitute gross negligence, fraud, or willful or wanton misconduct.

         7.13 RELIANCE BY MANAGING GENERAL PARTNER AND THE GENERAL PARTNER.

                  (a) Each of the General Partner and the Managing General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) Each of the Managing General Partner and the General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisers selected by it, and any opinion of any such Person as to matters which the Managing General Partner or the General Partner, as the case may be, believes to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Managing General Partner or the General Partner, as the case may be, hereunder in good faith and in accordance with such opinion.

         7.14 INSURANCE.

                  The General Partner, on behalf of the Partnership and at the Partnership's cost and expense, shall, during the entire term hereof, obtain, maintain and keep in full force and effect, such insurance coverage as the Managing General Partner reasonably deems advisable.

         7.15 ACQUISITION OF REAL PROPERTY; INVESTMENT BANKING; FINANCING.

                  (a) The Partnership intends to acquire, directly or through Controlled Entities and non-Controlled Entities, Hotels and other, related assets or interests in Hotels and other, related assets with an aggregate Value of $300,000,000.00. The Partnership shall not fail in its purposes if the aggregate Value of such Hotels and other, related assets or interests in Hotels and other, related assets is less than, greater than or equal to, $300,000,000.00, and the power and authority of the Partnership and the Managing General Partner hereunder shall in no way be diminished or otherwise affected thereby.

                  (b) Notwithstanding any provision in this Agreement to the contrary, the Managing General Partner is hereby authorized, on behalf of the Partnership and at the Partnership's cost and expense, to enter into negotiations for acquisitions of Hotels and other, related assets and interests in Hotels and other, related assets, investigate potential funding sources for such acquisitions and retain an investment bank or similar financial institution (a "Financial Institution") to provide investment banking, advisory, underwriting or other services in connection with the acquisition or disposition of Hotels and/or other, related assets and interests in Hotels and other, related assets, and any public offering of securities of the Partnership or its Controlled Entities (and non-Controlled Entities) or any secondary offering of securities of the Partnership or its Controlled Entities (and non-Controlled Entities) (collectively, the "Investment Banking Services"). The Managing General Partner, in its discretion, may direct the General Partner to enter into negotiations for the acquisitions of Hotels and other, related assets and to investigate potential funding sources for such acquisitions. For the purposes of Section 7.2, the right to negotiate pursuant to this Section shall not be deemed an implied consent to the consummation of any proposed transaction that may be the subject of such negotiation.

                  (c) If the Partnership seeks to retain a Financial Institution other than Lehman Brothers Holdings Inc., or any of its affiliates or its subsidiaries (collectively, "Lehman Brothers"), the Partnership shall deliver written notice of such intended retention of another Financial Institution (the "Notice") to a Senior Vice President of the Principal Transactions Group of Lehman Brothers, setting forth the identity of such other Financial Institution, the nature of the engagement or Investment Banking Services sought and offered, a description (including timing) of the contemplated transaction(s), and the fees charged by, or payable to, such Financial Institution. For a period of fifteen days after the date that Lehman Brothers shall have received such notice, Lehman Brothers shall have the right to advise the Partnership that Lehman Brothers will perform such Investment Banking Services on the terms set forth in the Notice; provided, however, that if the fees to be paid such Financial Institution are less than the market rate fees charged for the contemplated transaction, the fees payable to Lehman Brothers shall be the market rate fees. The Partners agree, for the purposes of this Agreement, that listed on Exhibit C annexed hereto and made a part hereof are market rate fees for the types of transactions described thereon. If Lehman Brothers declines the engagement set forth in the Notice, the Partnership may engage (i) the Financial Institution set forth in the Notice on the terms set forth therein or (ii) such other Financial Institution to provide the Investment Banking Services set forth in the Notice in connection with the contemplated transaction(s) described therein for fees not in excess of market rate fees. Lehman Brothers shall be a third party beneficiary of this Section and shall have the right to enforce the terms of this Section to their fullest extent.

                  (d) For so long as CGLH GP is the Managing General Partner, CGLH GP shall use its good faith efforts to obtain, on behalf of the Partnership, equity and/or debt financing for the acquisition of Hotels and other, related assets, on market terms.

         7.16 MANAGEMENT OF THE REAL PROPERTY.

                  (a) The Corporation shall have the option to manage, or have one or more of its Affiliates manage, the Hotels and other, related assets owned by the Partnership or its Controlled Entities pursuant to one or more property management agreements, which management agreements shall be substantially in the form annexed hereto as Exhibit D (the Corporation, or one or more Affiliates in its capacity as manager, the "Manager"). The Partners agree that the terms of such form property management agreement are subject to modification in connection with the specific requirements and financial performance of a particular Hotel and its other, related assets, which modifications shall be agreed upon before the acquisition of such Hotel and its other, related assets. For the management of a Hotel and its other, related assets, Manager shall be entitled to receive an annual base management fee and an incentive based management fee, on terms and conditions provided in the property management agreement covering such Hotel and other, related assets. In addition to any other terms and conditions set forth in any such management agreement, any incentive based management fee shall be payable only after the Partners have been paid their respective Class A Preference Amounts and Class B Preference Amounts in accordance with
         Section 6.1(b) hereof. Each property management agreement shall provide that the Manager shall not have the right to receive termination payments or fees for the termination of a property management agreement upon the sale, transfer or other disposition of the subject Hotel (and its other, related assets) if the original acquisition of such Hotel (and its other, related assets) was identified by the Partnership, a Controlled Entity or a non-Controlled Entity, prior to the acquisition thereof as a short-term acquisition. In addition, each property management agreement shall provide that the payment of termination payments or fees, if any, for the termination of a property management agreement upon the sale, transfer or other disposition of the subject Hotel (and its other, related assets) may be deferred (without interest, premium or penalty) for one year from the termination of such property management agreement and, no termination payments or fees shall be due under the terminated property management agreement if, at or before the end of such one-year period, the Partnership, a Controlled Entity or a non-Controlled Entity enters into another property management agreement, in substantially the same form of property management agreement as the agreement being terminated, with such Manager or such Manager's Affiliate covering a Hotel (and its other, related assets), and the ratio of management fees payable under such other property management agreement to the Class B Capital Contributions invested in such Hotel (and its other, related assets) is equal to or greater than such ratio with respect to the terminated property management agreement and the related Hotel (and other, related assets). In addition, each property management agreement with a Manager shall provide that, upon the occurrence of an event described in
         Section 4.3(c), the Manager shall look to the defaulting IHC Partner for payment of the applicable termination payments or fees, if any. Nothing set forth in this Section 7.16 shall affect the rights of IHC GP and IHC LP under Section 7.2 of this Agreement.

                  (b) For so long as CGLH LP, or its affiliate, shall remain a partner of the Partnership, the Partnership shall retain CG Asset Management Company LLC as the asset manager of the Hotels and other, related assets pursuant to an Asset Management Agreement substantially in the form annexed hereto as Exhibit E.


                                  ARTICLE VIII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         8.1 LIMITATION OF LIABILITY.

                  The Limited Partner shall have no liability under this Agreement except as provided herein or under the Delaware Act.

         8.2 MANAGEMENT OF BUSINESS.

                  The Limited Partner shall not take part in the control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name, or have the power to sign documents for or otherwise bind the Partnership other than as specifically set forth in this Agreement. Notwithstanding anything stated or implied to the contrary in this Agreement, neither of the Executives shall have any voting, consent or approval rights as a limited partner of this Partnership or otherwise under this Agreement, the Delaware Act or otherwise, and each of the Executives hereby disclaims any such rights to the fullest extent permitted by law. If an Executive shall nevertheless have voting, consent or approval rights with respect to Partnership affairs under this Agreement, the Delaware Act or otherwise, such Executive shall, in consideration of the rights and interests granted hereunder, be deemed to have irrevocably appointed the Managing General Partner, as his true and lawful proxy and attorney-in-fact, with full power of substitution and re-substitution, to exercise any and all such rights, effective for the term of the Partnership (including any extensions thereof and the term of any wind-up following dissolution). Nothing herein shall preclude an Executive from requesting an audit pursuant to Section 9.3 hereof or reviewing the books and records of the Partnership in accordance with the terms hereof. The Executives shall execute such further documentation as the Managing General Partner may reasonably deem necessary to evidence such irrevocable proxies. Notwithstanding anything contained in the Agreement to the contrary, this Agreement shall not be amended without the consent of each Person materially and adversely affected if such amendment would (i) convert a Limited Partner's Partnership Interest into a General Partner's Partnership Interest, (ii) modify the limited liability of a Limited Partner, or (iii) alter the interest of a Partner in Profits, Losses, other items of income, gain, loss and deduction, or any Partnership distributions, but only to the extent that such amendment has a disproportionately larger adverse effect on such Person as compared with the other Partners.

         8.3 OUTSIDE ACTIVITIES.

                  A Partner (including the Managing General Partner and the General Partner) or any Affiliate thereof, and any director, officer, employee, agent, or representative of such Partner or any Affiliate thereof, shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any of the other Partners (including the Managing General Partner and the General Partner) shall have any rights by virtue of this Agreement in any business ventures of a Partner, any Affiliate thereof, or any director, officer, employee, agent, or representative of such Partner or any Affiliate thereof.

         8.4 RETURN OF CAPITAL.

                  The Limited Partner shall not be entitled to the withdrawal or return of its Capital Contribution except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.


                                   ARTICLE IX

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         9.1 RECORDS AND ACCOUNTING.

                  The Managing General Partner shall keep or cause to be kept appropriate books and records with respect to the Partnership's business, which shall at all times be kept at the principal office of the Partnership or such other office as the Managing General Partner may designate for such purposes. Any books and records maintained by the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on any information storage device, provided that the books and records so kept are convertible into clearly legible written form within a reasonable period of time. The General Partner shall at no cost to the Partnership provide day-to-day accounting services to the Partnership and its Controlled Entities, and shall prepare financial and other reports reasonably requested by the Managing General Partner. The books of the Partnership shall be maintained for financial reporting purposes on the method of accounting approved by the Managing General Partner in its reasonable discretion.

         9.2 FISCAL YEAR.

                  The fiscal year of the Partnership shall be the calendar year (or relevant portion thereof with respect to the first and last years of the Partnership) (the "Fiscal Year") for tax, accounting and other purposes.

         9.3 REPORTS.

                  The General Partner shall deliver to each Partner, at the Partnership's expense, not later than 90 days following the end of each Fiscal Year, a balance sheet, an income statement, and an annual statement of source and application of funds of the Partnership for such Fiscal Year. In addition to any and all other reports and business plans required hereunder, the General Partner shall deliver to the Managing General Partner such reports as set forth on Exhibit F hereof. The General Partner shall deliver to the Managing General
Partner: (i) weekly reports listed on Exhibit F hereof within seven days following the end of such weekly period; (ii) monthly reports listed on Exhibit F hereof within 30 days following the end of such monthly period; and (iii) annual reports listed on Exhibit F hereof within 90 days following the end of such annual period. Such reports shall be available to Partners upon request. Upon the request of a Majority Interest, such financial statements shall be audited at Partnership expense by a firm of independent public accountants selected by the Managing General Partner.

                                    ARTICLE X

                                   TAX MATTERS

         10.1 PREPARATION OF TAX RETURNS.

                  The General Partner, under the supervision of the Managing General Partner, shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items necessary for federal, state and local income tax purposes and, in connection therewith, the Managing General Partner shall make available to the General Partner Partnership records necessary therefor. A copy of the Partnership's federal income tax return will be furnished to all Partners at least 15 days before such tax return is actually filed for their review and comment (the Managing General Partner shall consider and may incorporate reasonable comments made by the Partners), but in no event later than 120 days after the end of each Fiscal Year. The classification, realization and recognition of income, gains, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes, as the Managing General Partner shall determine in accordance with applicable law. The Managing General Partner in its sole discretion may pay state and local income taxes attributable to operations of the Partnership and treat such taxes as an expense of the Partnership. The Managing General Partner shall promptly (i) send to each Partner on a quarterly basis an estimate of the taxable income of such Partner,
(ii) send to each Limited Partner copies of all notices and other written documents sent to or received from any taxing authority, (iii) consult with each Limited Partner before making or implementing any material tax election or other material tax decision affecting the Partnership or any Partner or the defense, resolution or settlement of any material tax controversy described in Section
10.3 and (iv) furnish to each Limited Partner copies of each of the federal, state and local income tax returns at least 15 days prior to the filing thereof, and such other tax and related information it may reasonably request from time to time.

         10.2 TAX ELECTIONS.

                  (a) Except as otherwise provided herein, the Managing General Partner shall determine whether to make any election available to the Partnership under the Code. In connection with any transfer of a Partnership Interest permitted under Article XI hereof, the Managing General Partner shall cause the Partnership at the written request of the transferor or transferee, on behalf of a Partnership and at the time and in the manner provided in Regulations Section 1.754-1(b), to make an election to adjust the basis of the Partnership's property in the manner provided in Sections 734(b) and 743(b) of the Code, and such transferee shall pay all costs incurred by the Partnership in connection therewith, including reasonable attorney's and accountant's fees.

                  (b) Each of the Executives shall make a timely election under
         Section 83(b) of the Code with respect to income from the Partnership.


         10.3 TAX CONTROVERSIES.

                  Subject to the provisions hereof, CGLH GP is designated the "tax matters partner" (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership, at the Partnership's expense, in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with CGLH GP in connection with such proceedings. Notwithstanding the above, CGLH GP shall not extend the statute of limitations with respect to any taxable years of the Partnership without the consent of all the Partners.

         10.4 ORGANIZATIONAL EXPENSES.

                  The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

         10.5 TAXATION AS A PARTNERSHIP.

                  No election shall be made by the Partnership or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.


                                   ARTICLE XI

                       TRANSFERS OF PARTNERSHIP INTERESTS

         11.1 TRANSFER RESTRICTIONS.

                  (a) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in Sections 11.2, 11.3, 11.4, 11.5, 11.6, 11.7, 11.8, 11.9 and 11.10.

                  (b) Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article XI shall be null and void. An alleged transferee shall have no right to require any information or account of the Partnership's transactions or to inspect the Partnership's books. The Partnership shall be entitled to treat the alleged transferor of a Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability to any alleged transferee for distributions to the Partner owning such Partnership Interest of record or for allocations of income, gain, losses, deductions or credits or for transmittal of reports and notices required to be given to holders of Partnership Interests. The term "transfer," when used in this Article XI with respect to a Partnership Interest, includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition or transfer, whether voluntarily or by operation of law, at judicial sale or otherwise. Neither the Partnership nor the Managing General Partner shall keep a register of transfers of interests in the Partnership. A transfer of a Controlling interest in IHC GP and/or IHC LP, or any of its successors or assigns, shall be deemed a transfer by such Partner, or such successor or assign, of a Partnership Interest in the Partnership and subject to the restrictions hereof.

         11.2 TRANSFERS OF INTERESTS BY MANAGING GENERAL PARTNER.

                  The Managing General Partner may transfer all or a portion of its Partnership Interest to any Person only after first obtaining the approval of all of the Limited Partners other than the Executives (which approval may be withheld in each such Limited Partner's sole and absolute discretion); provided, however, that the consent of such Limited Partners shall not be required for a transfer of the Managing General Partner's Partnership Interest: (a) as collateral security for the indebtedness of an Affiliate of such Managing General Partner; (b) to an Affiliate of the Managing General Partner, an Affiliate of Sherwood M. Weiser, Karim Alibhai, Mahmood Khimji or an Affiliate of, or investment fund or other vehicle sponsored by, Lehman Brothers; or (c) pursuant to Sections 11.8, 11.9 and 11.10 of this Agreement. Any permitted transfer by the Managing General Partner of its Partnership Interest under this
Section 11.2 shall not constitute a withdrawal of the Managing General Partner under Article XII, Section 13.1(b), or any other provision of this Agreement. If any such transfer is deemed to constitute a withdrawal under such provisions or otherwise and results in the dissolution of the Partnership under this Agreement or the laws of any jurisdiction to which the Partnership or this Agreement is subject, the

Partners hereby unanimously consent to the reconstitution and continuation of the Partnership immediately following such dissolution, pursuant to Section 13.2 of this Agreement.

         11.3 TRANSFERS OF INTERESTS BY GENERAL PARTNER.

                  The General Partner may transfer all, but not less than all, of its Partnership Interest to any Person only after first obtaining the approval of the Managing General Partner (which approval may be withheld in the Managing General Partner's sole and absolute discretion); provided, however, that the consent of the Managing General Partner shall not be required for a transfer pursuant to Sections 11.8 and 11.10 of this Agreement. Any permitted transfer by the General Partner of its Partnership Interest under this Section
11.2 shall not constitute a withdrawal of the General Partner under Article XII,
Section 13.1(b), or any other provision of this Agreement. If any such transfer is deemed to constitute a withdrawal under such provisions or otherwise and results in the dissolution of the Partnership under this Agreement or the laws of any jurisdiction to which the Partnership or this Agreement is subject, the Partners hereby unanimously consent to the reconstitution and continuation of the Partnership immediately following such dissolution, pursuant to Section 13.2 of this Agreement.

         11.4 TRANSFER OF INTERESTS OF LIMITED PARTNER.

                  The Partnership Interests of IHC LP or the Executives, and any of its successors or assigns, may not be transferred except: (a) if such Partner, and any of its successors or assigns, is a natural person, by act of law to his estate (for the benefit of an individual or other successor in interest) or to the heir or legatee of such deceased individual; (b) if such Partner, and any of its successors or assigns, is not an individual, upon the adjudication of bankruptcy, dissolution or other cessation of its existence, to the authorized representative thereof for the purpose of effecting the winding up and disposition of the business of such entity; (c) to any other Person with the prior written consent of the Managing General Partner and all of the Limited Partners other than the Executives, which consent may be withheld in the sole and absolute discretion of such Partners; (d) pursuant to the provisions of Sections 11.8 and 11.10; and (e) in the case of the Executives, pursuant to
Section 11.12. Subject to the provisions of Sections 11.8, and 11.10, the Partnership Interests of CGLH LP, and any of its successors or assigns, may be transferred, in whole or in part, at the discretion of CGLH LP, or such successor or assign.

         11.5 ADDITIONAL LIMITATIONS ON TRANSFERS OF LIMITED PARTNERSHIP INTERESTS.

                  The Managing General Partner may require, as a condition to any transfer of a Partnership Interest of a Partner, that, in the Managing General Partner's reasonable determination: (a) the transfer will not jeopardize the treatment of the Partnership as a partnership not treated as a corporation for federal income tax purposes; (b) the transfer will not result in or cause a termination of the Partnership for federal income tax purposes; and (c) the transfer will not violate the registration requirements of applicable securities laws or cause any prior offer and sale of Partnership Interests to violate such requirements. The Managing General Partner may also require the proposed transferee to deliver to the Partnership acceptable representations and warranties respecting its status under applicable securities laws and its investment intent with respect to the Partnership Interest, and may require the transferor and transferee to supply such other documentation as the Managing General Partner may deem advisable in its sole discretion.

         11.6 DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED PARTNERSHIP INTERESTS.

                  If any Partnership Interest is transferred during any Fiscal Year in compliance with the provisions of this Article XI, Profits, Losses, and all other items attributable to the transferred interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code
Section 706(d), using any
conventions permitted by law, selected by the Managing General Partner in its reasonable discretion. All distributions on or before the date of such transfer shall be made to the transferor. Solely for purposes of making such allocations and distributions, the Partnership shall recognize such transfer not later than the end of the calendar month during which it is given notice of such transfer, provided that if the Partnership does not receive a notice stating the date such Partnership Interest was transferred and such other information as the Managing General Partner may reasonably require within 30 days after the end of the Fiscal Year during which the transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the person who, according to the books and records of the Partnership, on the last day of the Fiscal Year during which the transfer occurs, was the owner of the Partnership Interest. Neither the Partnership nor any Partner shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 11.6, whether or not any Partner or the Partnership has knowledge of any transfer of ownership of any Partnership Interest.

         11.7 ADMISSION OF SUBSTITUTE OR SUCCESSOR PARTNERS.

                  (a) Admission of Substitute Limited Partners. A transferee (which may be the heir or legatee of the Limited Partner) or assignee of the Limited Partner's Partnership Interest, or Person acquiring a Partnership Interest pursuant to any foreclosure made upon any permitted pledge or hypothecation of such Partnership Interest, shall be entitled to receive the distributive share of the Partnership's Profits, Losses, income, gains, losses, deductions, and credits attributable to such Partnership Interest. To become a substitute Limited Partner, such transferee, assignee, heir, or legatee must be acceptable to the Managing General Partner in the Managing General Partner's sole and absolute discretion. If acceptable to the Managing General Partner, such transferee, assignee, heir, or legatee shall execute a counterpart of this Agreement, thereby agreeing to be bound by the terms hereof as a Limited Partner with respect to the Partnership Interest so transferred. Upon admission of a substitute Limited Partner, such Limited Partner shall be subject to all of the restrictions applicable to, shall assume all of the obligations of, and shall attain the status of a Limited Partner under and pursuant to this Agreement with respect to the Partnership Interest held by such Limited Partner.

                  (b) Admission of Successor Managing General Partner. A successor Managing General Partner selected pursuant to Section 13.2 of this Agreement or the permitted transferee of or successor to the Partnership Interest of the Managing General Partner pursuant to
         Section 11.2 of this Agreement shall be admitted to the Partnership as the Managing General Partner, effective as of the date of the withdrawal or removal of the predecessor Managing General Partner or the date of transfer of such predecessor's Partnership Interest.

                  (c) Admission of Successor General Partner. A successor General Partner selected pursuant to Section 13.2 of this Agreement or the permitted transferee of or successor to all of the Partnership Interest of the General Partner pursuant to Section 11.3 of this Agreement shall be admitted to the Partnership as the General Partner, effective as of the date of the withdrawal or removal of the predecessor General Partner or the date of transfer of such predecessor's Partnership Interest.

                  (d) Action by Managing General Partner. In connection with the admission of any substitute Limited Partner, successor General Partner or successor Managing General Partner, the Managing General Partner shall have the authority to take all such actions as it deems necessary or advisable in connection therewith, including the amendment of Exhibit A to this Agreement and the execution and filing with appropriate authorities of any necessary documentation.

         11.8 BUY-SELL PROVISION.

                  (a) If a Partner wishes at any time after the Buy-Sell Date, for any reason or for no reason, to purchase the Partnership Interests of another Partner or other Partners (for the purposes of this Section 11.8, the "Offering Partner"), the following procedure shall apply to such proposed purchase:

                           (i) The Offering Partner shall give notice (the
                  "Buy-Sell Notice") to the Partner or Partners whose Partnership Interests the Offering Partner seeks to purchase (individually or collectively, the "Receiving Partner") specifying a gross value (i.e., without taking into account liabilities) (the "Stated Value") attributable to all of the assets of the Partnership. The Buy-Sell Notice must be delivered with the words "Confidential/Urgent" clearly visible from the exterior of the container in which the Buy-Sell Notice is contained and must expressly alert the Receiving Partner to the duration of the Response Period (as defined below). Delivery shall be in accordance with the notice provisions of this Agreement.

                           (ii) The Receiving Partner shall have the options (A)
                  to require that the Offering Partner purchase all of the Partnership Interests of the Receiving Partner and the Partnership Interests of its Affiliates; or (B) to elect to purchase the Offering Partner's Partnership Interest and those of its Affiliates. If the Receiving Partner elects to purchase the Offering Partner's Partnership Interest and those of the Offering Partner's Affiliates or require the purchase of all of its Partnership Interests and its Affiliate's Partnership Interests, the Receiving Partner shall so notify the Offering Partner in writing within 30 days from the receipt of the Buy-Sell Notice (the "Response Period") and, in the case of the election to acquire the Offering Partner's Partnership Interests and those of its Affiliates, the Partnership Interests being acquired shall be those of the Offering Partner and its Affiliates. The Partner purchasing the Partnership Interests of other Partner(s) pursuant to this
                  Section 11.8 shall be the "Buying Partner" and the Partner(s) selling Partnership Interests pursuant to this Section 11.8 shall be the "Selling Partner". Unless the Receiving Partner responds within the Response Period that it will be the Buying Partner or requiring the purchase of the Partnership Interests of its Affiliates, (A) the Offering Partner will be the Buying Partner, (B) the Receiving Partner will be the Selling Partner and (C) the Partnership Interests being acquired shall be only those set forth in the Buy-Sell Notice.

                           (iii) Within 75 days after the Buy-Sell Notice has
                  been given, the Buying Partner shall pay to the Selling Partner (and, if applicable, the Selling Partner's Affiliates in this Partnership), in full payment for its (and, if applicable, their) interest(s) in this Partnership, the amounts that such Selling Partner (and, if applicable, the Selling Partner's Affiliates in this Partnership) would have received if the assets of the Partnership had been sold for an amount equal to the Stated Value on the date of such payment, Profit, Loss, and other items of income, gain, loss or deduction were allocated among the Partners in accordance with this Agreement and the proceeds of such sale (net of liabilities that would have been paid out of such proceeds, including without limitation any amounts due to a Partner (and, if applicable, the Selling Partner's Affiliates in this Partnership), if such sale had actually occurred) were distributed in accordance with the provisions of this Agreement.

                           (v) If the Receiving Partner elects to be the Buying
                  Partner but fails to complete the transaction as described above, the Offering Partner shall be entitled to be the Buying Partner as described above.

                           (vi) The purchase price to be paid under this Section
                  11.8 shall be payable entirely in cash at the closing of the sale of interests. The Selling Partner shall represent to the Buying Partner that the Partnership Interests being sold are free and clear of liens other than those liens in connection with guaranties of the Partnership's indebtedness or otherwise pursuant to Article XI hereof. Upon the Buying Partner's tender of payment of the purchase price, including, without limitation, by wire transfer or delivery of a certified check to the Selling Member's address on the records of the Partnership, the Selling Partner (and, if applicable, the Selling Partner's Affiliates in this Partnership) shall be deemed to have transferred its (or, if applicable, their) Partnership Interest(s) and shall cease to be a Partner (or, if applicable, Partners) of this Partnership (or to have any economic or other interest therein).

                           (vii) Notwithstanding anything to the contrary
                  herein, an Executive may only be a Buying Partner with the consent of all of the other Partners.

         11.9 RIGHT TO REQUIRE SALE.

                  (a) Upon, and for the two-year period after, the occurrence of a Change in Control, CGLH LP and CGLH GP shall have the right to require IHC to purchase all, but not less than all, of the Partnership Interests held by such entity(ies) for cash at the purchase price determined pursuant to Section 11.9(b) hereof. Such right shall be exercised by delivery of a written notice by CGLH LP and CGLH GP to IHC GP and IHC LP, respectively, that CGLH LP and CGLH GP elects to exercise their right under this Section 11.9. The date of such notice shall be the "Put Date".

                  (b) The purchase price to be paid shall be equal to the total amount, determined as of the Put Date, that a willing buyer would pay to a willing seller for CGLH LP's and CGLH GP's Partnership Interests, taking into account assumed liabilities, determined as a whole and in the context of the Partnership as a going concern in an arm's length, negotiated transaction without undue time constraints (the "Purchase Price"). In determining the Purchase Price, no discounts for lack of control or lack of marketability shall be applied. The Purchase Price shall be determined jointly by CGLH GP and CGLH LP, on the one hand, and IHC, on the other hand. If there is a dispute between these parties as to the Purchase Price (which dispute remains unresolved for 10 Business Days), such dispute shall be submitted for final determination to a mutually acceptable investment banking firm of national reputation familiar with the valuation of companies in the hospitality and lodging industry ("Investment Banking Firm"). In the event that these parties cannot agree on a mutually acceptable Investment Banking Firm within 10 Business Days, CGLH GP and CGLH LP, on the one hand, and IHC GP and IHC LP, on the other hand, shall each select one Investment Banking Firm, and shall cause such firms to promptly select a third Investment Banking Firm within five Business Days. The three Investment Banking Firms so selected shall, by majority vote, render their final determination as promptly as practicable and in any event within 20 Business Days, which determination shall be final and binding on the parties. The fees and expenses of any such determination shall be borne by equally by CGLH GP and CGLH LP, on the one hand, and IHC GP and IHC LP, on the other hand.

                  (c) Upon the closing of the sale under this Section 11.9, CGLH LP and CGLH GP shall thereupon cease to be Partners of the Partnership (or to have any economic or other interest therein).

         11.10 TAG-ALONG RIGHT.

                  (a) In connection with the sale or syndication of any of CGLH GP's and/or CGLH LP's Partnership Interests to an unrelated third party (a "Sale"), IHC LP, IHC GP and the

         Executives shall be afforded the opportunity to participate in such Sale as and to the extent provided in this Agreement. At least twenty
         (20) days prior to the consummation of the Sale, CGLH shall send a written notice (a "Sale Notice") to IHC LP, IHC GP and the Executives setting forth the terms of the Sale, including the percentage of Partnership Interests being transferred and the purchase price offered by such unrelated third party. IHC LP, IHC GP and the Executives shall have twenty days from the date of the Sale Notice (the "Notice Period") within which to exercise the right to participate in the Sale. Each of IHC GP and IHC LP shall have the right to transfer such portion of its Partnership Interests as relates to its Class A Capital Contributions equal to the same percentage as being transferred by CGLH GP and/or CGLH LP (the "IHC Tag-Along Interest"). Each Executive shall have the right to transfer such portion of such Executive's Partnership Interest equal to the same percentage as being transferred by CGLH GP and/or CGLH LP(an "Executive Tag-Along Interest"). Neither the IHC Tag-Along Interest nor an Executive Tag-Along Interest shall include any interests or amounts related to Class B Capital Contributions, Undistributed Class B Capital, Class B Preference Amounts or Undistributed Class B Preference Amounts and no such interests or amounts shall be included in the consideration paid (or the calculation thereof) in respect of the IHC Tag-Along Interest or an Executive Tag-Along Interest. If IHC LP, IHC GP shall elect to participate in the Sale, it (or they) shall receive, as consideration therefor, the product of: (i) the purchase price set forth in the Sale Notice and
         (ii) the fraction, (A) the numerator of which is the IHC Tag-Along Interest, and (B) the denominator of which is the sum of (1) CGLH GP's and/or CGLH LP's Partnership Interests being transferred pursuant to the Sale and (2) the IHC Tag-Along Interest. If an Executive shall elect to participate in the Sale, he shall receive, as consideration therefor, the product of: (i) the purchase price set forth in the Sale Notice and (ii) the fraction, (A) the numerator of which is his Executive Tag-Along Interest, and (B) the denominator of which is the sum of (1) CGLH GP's and/or CGLH LP's Partnership Interests being transferred pursuant to the Sale and (2) such Executive Tag-Along Interest.

                  (b) If: (i) IHC GP and IHC LP elect to participate in the proposed Sale, (ii) the Sale would result in the transfer of all of IHC GP's and IHC LP's Partnership Interests and (iii) the termination of one or more property management agreements between the Manager and the Partnership or a Controlled Entity covering a Hotel (and its other, related assets) arises therefrom, CGLH GP and/or CGLH LP shall, upon consummation of the Sale, pay to the Partnership an amount equal to IHC LP's Undistributed Class B Capital invested in the Hotel, and other related assets as to which a property management agreement has been terminated as a result of the Sale. The Partnership shall distribute such amount to IHC LP in reduction of its Undistributed Class B Capital. The Partners and the Partnership acknowledge and agree that each of CGLH GP and CGLH LP has the right to consummate a Sale or other transfer, notwithstanding any termination of, or penalty with respect to, property management agreements or other agreements that may arise therefrom and without any liability with respect to any such termination or penalty.

                  (c) If IHC GP, IHC LP and/or the Executives elect to participate in the proposed Sale (to the extent of the IHC Tag-Along Interest or Executive Tag-Along Interest(s), as applicable), then IHC GP and/or IHC LP or an Executive, as applicable, shall give notice of such election by a signed writing by such electing party (the "Acceptance"). Any Acceptance shall be received by CGLH GP and/or CGLH LP prior to the end of the Notice Period. After the lapse of the Notice Period within which CGLH GP and/or CGLH LP shall not have received an Acceptance from IHC LP, IHC GP and/or the Executives, CGLH may consummate, without the participation of such party, a Sale to one or more purchasers, for consideration equal to or less than the purchase price specified in the Sale and on terms no more favorable to CGLH GP and/or CGLH LP than those specified in the Sale Notice. In the event CGLH GP's and/or CGLH LP's Partnership Interests covered by the Sale Notice are not disposed of within ninety (90) days following the lapse of the Notice Period, then they shall once again be subject to the tag-along rights set forth in this section.

                  (d) In connection with a Sale pursuant to which IHC GP and/or IHC LP exercises its right to "tag along" pursuant to this Section
         11.10 (and notwithstanding that an Executive did not exercise his right to "tag-along" pursuant to this Section 11.10), CGLH LP and/or CGLH GP may elect to require that the Executives, or either of them, participate in such Sale, as if such Executive(s) elected to "tag-along" pursuant to the other subsections of this Section 11.10.

         11.11 REDUCTION OF UNDISTRIBUTED CLASS B CAPITAL.

                  Except as otherwise provided in Section 11.10 of this Agreement, if a property management agreement with a Manager is terminated for any reason (including without limitation the failure by the Manager to meet performance standards contained in such property management agreement), the Partnership shall distribute to the holders of the Undistributed Class B Capital an amount equal to such holders' Undistributed Class B Capital invested in the Hotel and its other, related assets with respect to which the property management agreement was terminated by the Partnership.

         11.12 OPTIONAL REDEMPTION.

                  Upon the termination of an Executive's employment with the Corporation for any reason (including, without limitation, death, Cause, without Cause, without Good Reason, with Good Reason or Disability, as such terms are defined in such Executive's Executive Employment Agreement), the Partnership shall have the right (but not the obligation) to acquire such Executive's Percentage Interest in the Partnership as of the date immediately following the date of such termination (i.e., after giving effect to the reduction in Percentage Interest, if any, resulting from such termination) (such interest, the "Redemption Interest"), for a purchase price (and subject to the amount of such purchase price) determined pursuant to Section 11.12(a) and (h) hereof (the "Redemption Price") as of the Redemption Closing Date. The following procedure shall apply to such proposed acquisition:

                           (a) Upon the termination of an Executive's employment with the Corporation as a result of such Executive's death or Disability, without Cause or with Good Reason (as such terms are defined in such Executive's Executive Employment Agreement), the Redemption Price shall equal the greater of: (i) such Executive's Undistributed Tier 2 Capital allocable to his Redemption Interest and
         (ii) the fair market value of such Executive's Redemption Interest determined in accordance with Section 11.12(h) hereof. Upon the termination of an Executive's employment with the Corporation for Cause or without Good Reason (as such terms are defined in such Executive's Executive Employment Agreement), the Redemption Price shall equal the fair market value of such Executive's Redemption Interest determined in accordance with Section 11.12(h) hereof.

                           (b) The Partnership shall give notice (the
         "Redemption Notice") to such Executive of the Partnership's intent to acquire such Executive's Redemption Interest, subject to the determination of the fair market value thereof determined pursuant to
         Section 11.12(h). Delivery of the Redemption Notice shall be in accordance with the notice provisions of this Agreement.

                           (c) Within 75 days after the Redemption Notice has been given (or within 75 days after the delivery of a certified appraisal to the Partnership of the fair market value of the Executive's Redemption Interest as of the Redemption Date, if, after receipt of the appraisal, the Partnership elects to continue with the acquisition of the Redemption Interest), the Partnership shall pay to such Executive the Redemption Price, in full payment for his Redemption Interest and the Redemption Interest shall be assigned to the Partnership (such date, the "Redemption Closing Date"). The Redemption Price shall be payable entirely in cash. Such Executive shall represent to the Partnership that the Redemption Interests being sold are free and clear of liens other than those liens in connection with guaranties of the Partnership's indebtedness or otherwise pursuant to Article XI hereof.

                           (d) Upon the Partnership's tender of payment of the Redemption Price, including, without limitation, by wire transfer or delivery of a certified check to such Executive's address on the records of the Partnership, such Executive shall be deemed to have transferred his entire Partnership Interest and shall cease to be a Partner or to have any economic or other interest herein.

                           (e) Such Executive's only remedy in connection with a dispute arising under this Section (including, without limitation, any dispute over the Redemption Price) shall be for damages. The Partners agree that the remedy described herein bears a reasonable relationship to the damages which the Partners estimate may be suffered by an Executive for a breach by the Partnership under this Section and the limitation of remedy is not unreasonable under the circumstances existing as of the date hereof.

                           (f) The then existing Percentage Interests of the remaining Partners (other than an Executive) shall be proportionately increased to reflect the redemption of such Redemption Interest.

                           (g) For the purposes of this Section 11.12, "Executive's Percentage Interest" shall include any transferee of an Executive who is a spouse, natural or adopted child, grandchild, parent, sibling or natural or adopted child of any sibling of Executive, or trust for the benefit of any one of the foregoing persons, or his estate or designated beneficiary, heir or legatee. Nothing in this Section shall create a right of transfer contrary to the other provisions of Article XI or otherwise.

                           (h) The fair market value of an Executive's
         Redemption Interest shall be determined by agreement between the Partnership and such Executive. In the absence of an agreement within 30 days following the date of the Redemption Notice, the following procedure shall apply: The value of an Executive's Redemption Interest as of the Redemption Closing Date shall be determined pursuant to an appraisal performed by an appraiser of recognized standing in the hospitality industry, selected by the Partnership in its reasonable discretion. If such appraiser is not reasonably acceptable to such Executive, such Executive shall so notify the Partnership and such Executive shall select a second appraiser of recognized standing in the hospitality industry. If, within ten days following notice to such Executive of the selection of an appraiser by the Partnership, such Executive does not notify the Partnership that such appraiser is not acceptable, such appraiser shall be deemed reasonably satisfactory to the Executive. If such Executive selects a second appraiser (as provided herein), such two appraisers shall jointly select a third appraiser of recognized standing in the hospitality industry and such third appraiser shall be the appraiser for purposes of this Section
         11.12. The appraiser selected by the Partnership, or the third appraiser selected pursuant to this paragraph, as the case may be, shall, within 60 days from the date of the Redemption Notice, complete and deliver to the Executive and the Partnership certified copies of the appraisal of the fair market value of the Executive's Redemption Interest as of the Redemption Date. The costs of the appraisal shall be borne by the Partnership. In order to determine the fair market value of the Executive's Redemption Interest, the appraiser shall determine the amount of cash the Executive would be entitled to receive under
         Section 13 hereof if (i) the Partnership sold all of its property for an amount of cash equal to the aggregate value of all hotels and other property owned by the Partnership, and paid or reserved for all liabilities of the Partnership, and the Partnership received liquidation value for its interests in entities in which the Partnership owns a direct or indirect interest and (ii) the Partnership thereafter liquidated in accordance with Section 13 hereof.

         11.13 TERMINATION FOR CAUSE AND WITHOUT GOOD REASON.

                  If the Corporation terminates an Executive for Cause (as such term is defined in such Executive's Executive Employment Agreement) or if an Executive terminates his employment with the Corporation without Good Reason (as such term is defined in such Executive's Executive Employment Agreement), then such Executive's Percentage Interest shall be reduced as of the date of such termination, pursuant to Exhibit G hereto; provided, however, that if such Percentage Interest has been reduced below the percentage provided on Exhibit G hereto pursuant to the terms of this Agreement (by way of example and not as a limitation, if such Executive's Percentage Interest has been diluted pursuant to
Section 4.3(b)) then such Executive's Percentage Interest shall equal such lesser Percentage Interest. The then existing Percentage Interests of the Partners (other than the Executives) shall each be increased by one-half of the percentage by which such Executive's Percentage Interest is reduced. In any and all events, such terminated Executive's Percentage Interest, if any, as reduced hereby, shall be subject to optional redemption by the Partnership pursuant to
Section 11.12.

                                  ARTICLE XII

     WITHDRAWAL AND REMOVAL OF MANAGING GENERAL PARTNER AND GENERAL PARTNER

         12.1 EVENTS OF WITHDRAWAL.

                  (a) Neither the Managing General Partner nor the General Partner may voluntarily withdraw from the Partnership at any time. The Managing General Partner or the General Partner (as the case may be), however, will be deemed to have withdrawn from the Partnership on the occurrence of any one of the following events (each event herein referred to as an "Event of Withdrawal"):

                           (i) Pursuant to Section 12.2 hereof, the Managing
                  General Partner is removed as managing general partner of the Partnership, or the General Partner is removed as general partner of the Partnership; or

                           (ii) The Managing General Partner transfers all of
                  its right, title and interest as managing general partner of the Partnership other than as permitted by Article XI; or

                           (iii) The General Partner transfers all of its right,
                  title and interest as general partner of the Partnership other than as permitted by Article XI.

                  (b) Upon an Event of Withdrawal with respect to the General Partner, there shall be no dissolution of the Partnership, and if such dissolution is otherwise mandated by applicable law, the remaining Partners agree that they will be deemed to have unanimously elected to continue the Partnership and the Partnership shall be deemed to be dissolved and reconstituted as may be required by applicable law.

         12.2 REMOVAL.

                  (a) A Managing General Partner may be removed as Managing General Partner and a General Partner may be removed as General Partner at any time: (i) after such Person commits an act of fraud or gross negligence in its capacity as Managing General Partner or General Partner, as the case may be; (ii) after such Person commits a material breach of this Agreement; (iii) after such Person engages in intentional and willful misconduct against the interests of the Partnership; (iv) after such Person suffers or is subject to an Event of Bankruptcy; or (v) with respect to the General Partner only, upon the vote of a Majority Interest to remove the General Partner if the General Partner exceeds the power or authority expressly granted herein or the power or authority expressly granted by the Managing General Partner in writing, or purports to have power or authority in excess of those expressly granted herein or the power or authority expressly granted by the Managing General Partner in writing.

                  (b) Any such removal of that Person as the Managing General Partner or the General Partner shall be effective after the following conditions have been satisfied: (i) delivery of a removal notice to such Person, in the case of the removal of the Managing General Partner, from a Majority Interest, and in the case of the General Partner, from the Managing General Partner; and (ii) in the case of the Managing General Partner, approval by a Majority Interest of a new Managing General Partner and the admission of such Person as a Managing General Partner in the Partnership. The removal of the Managing General Partner shall cause a dissolution event under Section 13.1 of this Agreement.

                  (c) If a Person is removed as a General Partner but continues to own a Partnership Interest, then such Partnership Interest shall be converted into a Partnership Interest as a Limited Partner. In the event of a reconstitution of the Partnership pursuant to Section 13.2 of this Agreement, the Partnership Interest of a removed Managing General Partner shall be converted into a Partnership Interest as a Limited Partner.

                  (d) If a Person is removed as a General Partner, such Person shall perform, execute and deliver or cause to be performed, executed and delivered any and all acts, documents and assurances as the Managing General Partner may reasonably require to evidence: (i) the removal of the former General Partner; and (ii) if applicable, a conversion of the Partnership Interest of the former General Partner to a Partnership Interest as a Limited Partner. If a Person is removed as a Managing General Partner, and thereafter the Partnership is reconstituted pursuant to Section 13.2 of this Agreement, such Person shall perform, execute and deliver or cause to be performed, executed and delivered any and all acts, documents and assurances as the newly appointed Managing General Partner may reasonably require to evidence:
         (i) the removal of the Managing General Partner; and (ii) if applicable, a conversion of the Partnership Interest of the former Managing General Partner to a Partnership Interest as a Limited Partner; and (iii) the admission of a new Managing General Partner.

                  (e) Notwithstanding anything to the contrary in Article XI, in connection with the admission of a new Managing General Partner, the Limited Partners may assign a portion of their respective Partnership Interests to such new Managing General Partner so that such new Managing General Partner has at least a 1% Percentage Interest in all items of Profit, Loss, income, gain, loss and deduction, Partnership capital, and distributions. The portion of the Partnership Interest of a Limited Partner that is assigned to such new Managing General Partner shall be converted into a Partnership Interest as a Managing General Partner upon its receipt by the new Managing General Partner.

                                  ARTICLE XIII

                           DISSOLUTION AND WINDING UP

         13.1 DISSOLUTION.

                  (a) Except as otherwise provided in this Agreement, no Partner shall have the right to terminate this Agreement or dissolve the Partnership by its express will or by withdrawal without the prior written consent of the other Partners.

                  (b) The Partnership shall be dissolved upon the first to occur of any of the following:

                           (i) The expiration of its term as provided in Section
                  1.3 of this Agreement (as such term may have been extended in accordance with the provisions of Section 1.3 prior to an event of dissolution);

                           (ii) The removal of the Managing General Partner, or
                  any other event that results in its ceasing to be the managing general partner of the Partnership;

                           (iii) An election to dissolve the Partnership by the
                  Managing General Partner that is approved by all of the Limited Partners other than the Executives;

                           (iv) At the election of CGLH GP, at such time as CGLH
                  Partners I LP, CGLH Partners II LP and their Affiliates cease to Beneficially Own Voting Securities representing at least 30% or more of the Total Voting Power (without taking into account any limitation on the conversion of such Voting Securities in determining such Beneficial Ownership or the number of shares issuable upon complete conversion); or

                           (v) Any other event, under the Delaware Act, that
                  would require (notwithstanding provisions in this Agreement to the contrary) the Partnership's dissolution.

         13.2 CONTINUATION OF THE PARTNERSHIP.

                  (a) Except as otherwise provided in this Agreement, upon the occurrence of an event described in Section 13.1(b)(i), (b)(ii) or
         (b)(v), the Partnership shall be deemed to be dissolved and reconstituted only if 50.1% of the Percentage Interests of the remaining Partners elect to continue the Partnership within 90 days of such event. If no election to continue the Partnership is made within 90 days of such event, the Partnership shall conduct only those activities necessary to wind up its affairs. If an election to continue the Partnership is made upon the occurrence of an event described in
         Section 13.1(b)(i), (b)(ii) or (b)(v), then:

                           (i) If there is no remaining Managing General Partner
                  as a result of Section 13.1(b)(ii), then within such 90 day period a successor Managing General Partner shall be selected by a Majority Interest (if such Partners cannot agree on the selection of a successor Managing General Partner, the Partnership shall be dissolved and liquidated);

                           (ii) The Partnership shall be deemed to be
                  reconstituted and shall continue until the end of the term for which it is formed unless earlier dissolved in accordance with this Article XIII;

                           (iii) If dissolution occurred pursuant to Section
                  (b)(ii), the withdrawn Managing General Partner shall be automatically admitted to the Partnership as a Limited Partner and its former Partnership Interest as a Managing General Partner shall be automatically converted to a Limited Partner's Partnership Interest in the manner provided in
                  Section 12.2 of the Agreement; and

                           (iv) All necessary steps shall be taken to amend or
                  restate this Agreement and the Certificate.

                  (b) Upon an Event of Withdrawal with respect to the General Partner or an Event of Withdrawal other than removal with respect to the Managing General Partner, there shall be no dissolution of the Partnership, and if such dissolution is otherwise mandated by applicable law, the remaining Partners agree that they will be deemed to have unanimously elected to continue the Partnership and the Partnership shall be deemed to be dissolved and reconstituted as may be required by applicable law.

         13.3 LIQUIDATION.

                  (a) Upon dissolution of the Partnership, unless the Partnership is continued under Section 13.2 of this Agreement, the Partnership's affairs shall be wound up. A Person selected by a Majority Interest shall be the liquidator (the "Liquidator"). The Liquidator shall be entitled to receive such compensation for its services as may be approved by all of the Limited Partners other than the Executives.

                  (b) The Liquidator shall agree not to resign at any time without 15 days' prior written notice and may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest. Upon dissolution, removal, or resignation of the Liquidator, a successor and substitute Liquidator (who shall have, and succeed to, all rights, powers, and duties of the original Liquidator) shall within 30 days thereafter be selected by a Majority Interest. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided.

                  (c) Except as expressly provided in this Article XIII, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership.

                  (d) The Liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                           (i) To the payment of the expenses of the terminating
                  transactions including, without limitation, brokerage commissions, legal fees, accounting fees and closing costs;

                           (ii) To the payment to creditors of the Partnership,
                  including Partners, in order of priority provided by law; and

                           (iii) To the Partners and assignees in accordance
                  with the manner in which proceeds from a Capital Event are distributed pursuant to Section 6.1(b)(ii) hereof; provided, however, that any Available Cash, on hand at the time of the event of dissolution giving rise to the liquidation of the Company and during the term of such liquidation, from the operations of any Hotels and other, related assets or otherwise not from a Capital Event shall be distributed in accordance with the manner in which Available Cash is distributed pursuant to Section 6.1(b)(i); provided, further, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in an amount determined by the Liquidator to be appropriate for such purposes.

         13.4 DISTRIBUTION IN KIND.

                  Notwithstanding the provisions of Section 13.3 of this Agreement which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidator determines (and if the Liquidator is the Managing General Partner, then if the Liquidator determines after consultation with the Limited Partners) that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners and assignees, the Liquidator may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (other than those to Partners) and/or may distribute to the Partners and assignees, in lieu of cash, as tenants in common and in accordance with the provisions of
Section 13.3 of this Agreement, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any joint operating agreements or other agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         13.5 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP.

                  Upon the completion of the distribution of Partnership property as provided in Section 13.3 and Section 13.4 of this Agreement, the Partnership shall be terminated, and the Liquidator (or the Managing General Partner and Limited Partners if necessary) shall cause the cancellation of the Certificate in the State of Delaware and of all qualifications and registrations of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

         13.6 RETURN OF CAPITAL.

                  Except as otherwise provided in Section 4.5, neither the Managing General Partner nor the General Partner shall be personally liable for the return of the Capital Contributions, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

         13.7 CERTAIN TERMINATIONS.

                  Notwithstanding any other provisions of this Article XIII, in the event the Partnership is terminated within the meaning of Code Section 708(b)(1)(B), but no event requiring liquidation has occurred, the Partnership shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up.

                                   ARTICLE XIV

                        AMENDMENT OF AGREEMENT; CONSENTS

         14.1 AMENDMENT PROCEDURES.

                  Except as provided in Section 1.2 of this Agreement and the amendments to Exhibit A and Exhibit B hereto, all amendments to this Agreement shall be in accordance with the following requirements: (a) amendments to this Agreement may be proposed only by a Partner; (b) if an amendment is proposed, the Managing General Partner shall seek the written consent of the requisite Percentage Interests of Limited Partners and as may be required under any debt instruments pursuant to which the Partnership is debtor; (c) a proposed amendment shall be effective upon its approval by: (i) the Managing General Partner and the General Partner, and (ii) all of the Limited Partners; and (d) the Managing General Partner shall notify all Partners upon final adoption of any such proposed amendment.

         14.2 ACTION WITHOUT A MEETING.

                  Any action that that requires the consent of all of the Partners may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum Percentage Interests that would be necessary to authorize or take such action pursuant to the terms of this Agreement. To the extent that the laws of any jurisdiction to which the Partnership or the Partnership Agreement is subject require that any action of Limited Partners under this Agreement be unanimous, any action taken by Limited Partners pursuant to and in accordance with the preceding sentence shall be deemed to constitute the act of all Limited Partners and, in such event, each Limited Partner that does not execute such written consent hereby agrees to be bound by the decision of those Limited Partners executing such consent and hereby approves such action to the extent such approval is required for such matter to be effective under the laws of such jurisdiction. Prompt notice of the taking of action shall be given to Limited Partners that have not consented in writing.

                                   ARTICLE XV

                               GENERAL PROVISIONS

         15.1 ADDRESSES AND NOTICES.

                  Any notice, demand, request, or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made (unless otherwise expressly provided herein): (i) when delivered in person, by overnight mail using a nationally recognized courier service at his address as shown on the records of the Partnership or by facsimile transmission (with call-back confirmation) at the telefacsimile phone number for such Partner shown on the records of the Partnership, or (ii) three days after being placed in a United States Postal Service mailbox when sent by United States registered or certified mail to the Partner at its address as shown on the records of the Partnership, in any case regardless of any claim of any Person who may have an interest in any Partnership Interest by reason of an assignment or otherwise. If any notice or action is to be given or taken, as the case may be, on a day that is not a Business Day, then such notice or action may be given or taken, as the case may be, on the next Business Day.

         15.2 TITLES AND CAPTIONS.

                  All article and section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend, or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         15.3 PRONOUNS AND PLURALS.

                  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.

         15.4 FURTHER ACTION.

                  The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

         15.5 BINDING EFFECT.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. The failure of any parties hereto to execute and deliver this Agreement shall not invalidate the Partnership created by and among those parties executing and delivering this Agreement.

         15.6 INTEGRATION.

                  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         15.7 CREDITORS.

                  Subject to the provisions of Section 7.15 only, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership or any other Person not a party to this Agreement.

         15.8 WAIVER.

                  No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

         15.9 COUNTERPARTS.

                  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

         15.10 APPLICABLE LAW.

                  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         15.11 INVALIDITY OF PROVISIONS.

                  If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable, or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

         15.12 CONFIDENTIALITY.

                  (a) The terms of this Agreement and information about the Hotels and other, related assets and properties and operations of the Partnership, its Controlled Entities and its non-Controlled Entities constitute proprietary information and each of the Partners agrees to keep (and cause its employees, agents, advisors, officers, directors, members and partners to keep) all such information confidential. Proprietary information does not include, however, information that is or becomes generally available to the public other than as a result of a disclosure by a Partner or its employees, agents, advisors, officers, directors, members and/or partners. If a Partner is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any proprietary information, prior to such disclosure by such Partner (which disclosure, in such circumstances, will not constitute, or be deemed to constitute, a breach of this Agreement), such Partner will provide the Partnership and the other Partners with prompt notice of such request or requirement in order to enable the Partnership to seek an appropriate protective order or other remedy, to consult with such Partner with respect to taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section. In any such event, such Partner will use its reasonable efforts to cause all proprietary information that is so disclosed to be accorded confidential treatment. Without prejudice to the rights and remedies otherwise available to the Partnership or the Partners individually and collectively, each Partner agrees that the Partnership and each other Partner shall be entitled to equitable relief by way of injunction or otherwise if a Partner or any of its employees, agents, advisors, officers, directors, members and/or partners breaches or threatens to breach any of the provisions of this Section.

                  (b) Notwithstanding anything in this Section or the remainder of the Agreement to the contrary (but subject to Article XI), each of the Partnership and the Partners acknowledges that CGLH GP and/or CGLH LP may sell or otherwise transfer all or a portion of its or their Partnership Interest(s) to an investment fund or a party which may pool such interests with a number of other equity positions and grant participations therein or issue one or more classes of securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). One or more national rating agencies may rate the investment fund or the Securities. In connection therewith, each of the Partnership and the Partners agrees that CGLH LP and CGLH GP may make available certain proprietary information to investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Securities or the investment fund(s). Such proprietary information provided may ultimately be incorporated into the offering documents for the Securities or investment fund(s) and thus such information may be disclosed to various investors, purchasers and prospective purchasers of the Securities or interests in the investment fund(s). All of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, the Partnership. The Partnership shall execute and deliver all such instruments, documents and other papers, and do or cause to be done all such acts and things as CGLH LP and/or CGLH GP may reasonably request in order to effect such sale, transfers, participations and/or issuance of Securities. CGLH LP and/or CGLH GP shall pay all of the Partnership's actual out-of-pocket expenses and third-party costs (including attorneys' fees and expenses) associated therewith.

         15.13 REPRESENTATIONS AND WARRANTIES OF IHC.

                  Each of IHC GP and IHC LP, individually, hereby represents and warrants to CGLH and the Partnership as follows:

                  (a) Organization and Good Standing; Power and Authority; Qualifications. Such Person is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. Such Person has the Power to enter into and carry out the transactions contemplated by this Agreement to which it is a party.

                  (b) Authorization of the Agreement. The execution, delivery and performance by such Person of this Agreement has been duly authorized by all requisite corporate, partnership or other company action on the part of such entity and do not or will not require the approval or consent of the constituent equity holders of such entity. This Agreement constitutes a legal, valid and binding obligation of such Person, enforceable against such entity in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, solvency or other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

                  (c) No Conflict. The execution and delivery by such Person of this Agreement and the consummation by such entity of the transactions contemplated hereby and its compliance with the provisions hereof and thereof will not (a) violate any provision of any federal, state, local or foreign law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or (b) violate its organizational documents.

                  (d) Consents. No licenses, permits, qualifications and authorizations, consents or approvals of or by, or any notifications of or filings with, any Person is required in connection with the execution, delivery and performance by such Person of this Agreement, or the consummation by such entity of the transactions contemplated hereby.

                  (e) Financial Capacity. Such Person has cash on hand, in an aggregate amount sufficient to enable such Person to timely perform its obligations to fund its Tier 1 Capital Contributions.

         15.14 REPRESENTATIONS AND WARRANTIES OF CGLH.

                  Each of CGLH GP and CGLH LP, individually, hereby represents and warrants to IHC and the Partnership as follows:

                  (a) Organization and Good Standing; Power and Authority; Qualifications. Such Person is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. Such Person has the Power to enter into and carry out the transactions contemplated by this Agreement to which it is a party.

                  (b) Authorization of the Documents. The execution, delivery and performance by such Person of this Agreement has been duly authorized by all requisite corporate, partnership or other company action on the part of such entity and do not or will not require the approval or consent of the constituent equity holders of such entity. This Agreement constitutes a legal,



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         valid and binding obligation of such Person, enforceable against such entity in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, solvency or other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

                  (c) No Conflict. The execution and delivery by such Person of this Agreement and the consummation by such entity of the transactions contemplated hereby and its compliance with the provisions hereof and thereof will not (a) violate any provision of any federal, state, local or foreign law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or (b) violate its organizational documents.

                  (d) Consents. No licenses, permits, qualifications and authorizations, consents or approvals of or by, or any notifications of or filings with, any Person is required in connection with the execution, delivery and performance by such Person of this Agreement, or the consummation by such entity of the transactions contemplated hereby.

                  (e) Financial Capacity. Such Person has cash on hand, or commitments from its partners or other financially responsible third parties, or a combination thereof, in an aggregate amount sufficient to enable such Person to timely perform its obligations to fund its Tier 1 Capital Contributions.

         15.15 CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT.

                  Notwithstanding anything to the contrary herein, this Agreement shall not be effective unless and until the consummation of the transactions contemplated under those certain Investor Agreement, dated as of [____________], 2000 and Securities Purchase Agreement, dated as of August [__], 2000, each between the Corporation and the Investors, including, without limitation, the filing of the Articles Supplementary to the Charter of the Corporation designating the Series B Preferred Stock with the Secretary of State of the State of Maryland, the issuance of the Series B Preferred Stock and the Note to the Investors, and the execution of the Registration Rights Agreement.

         15.16 THIRD PARTY BENEFICIARIES.

                  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and, except as expressly provided it is not the intention of the parties to confer third-party beneficiary rights upon any other person.


                       [REMAINDER OF THE PAGE LEFT BLANK]




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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

ADDRESS                          MANAGING GENERAL PARTNER:
-------
3 World Financial Center         CGLH PARTNERS III LP
12th Floor
New York, New York  10285        By:  MK/CG-GP LLC
                                      General Partner
                                      By:  CG Interstate Associates, LLC
                                           a Managing Member
                                           By:  Continental Gencom Holdings, LLC
                                                its Sole Member



                                                By:______________________
                                                   Name:
                                                   Title:

                                 By:  LB INTERSTATE GP LLC
                                      General Partner
                                      By:  PAMI LLC
                                           its Sole Member


                                           By:______________________
                                              Name:
                                              Title:


                                 GENERAL PARTNER:

Foster Plaza Ten                 Interstate Investment Corporation
680 Andersen Drive
Pittsburgh, PA  15220-8126

                                 By:______________________
                                    Name:
                                    Title:

                                 LIMITED PARTNERS:


__________________________       _________________________
__________________________       Thomas F. Hewitt


__________________________       _________________________
__________________________       J. William Richardson




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


3 World Financial Center         CGLH PARTNERS IV LP
12th Floor                       a Delaware limited partnership
New York, New York  10285
                                 By:  MK/CG-GP LLC
                                      General Partner
                                      By:  CG Interstate Associates, LLC
                                               a Managing Member
                                               By:  Continental Gencom Holdings,
                                                    LLC its Sole Member


                                                    By:______________________
                                                       Name:
                                                       Title:

                                 By:  LB INTERSTATE GP LLC
                                      General Partner
                                      By:  PAMI LLC
                                           its Sole Member


                                           By:______________________
                                              Name:
                                              Title:


Foster Plaza Ten                 INTERSTATE PROPERTY PARTNERSHIP, L.P.
680 Andersen Drive
Pittsburgh, PA  15220-8126       By:  Interstate Property Corporation
                                      its Sole General Partner


                                      By:______________________
                                         Name:
                                         Title:






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


[SAMPLE NOTARY BLOCKS FOR EXECUTIVES' SIGNATURES - TO BE CONFORMED AS NECESSARY]
--------------------------------------------------------------------------------




STATE OF ____________________    )
                                 )  ss.:
COUNTY OF ___________________    )

                  On the ___ day of _________ in the year ____ before me, the undersigned, personally appeared _______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the __________________.

(Notarial Seal)                                      ___________________________
                                                                  Notary Public






STATE OF ____________________    )
                                 )  ss.:
COUNTY OF ___________________    )

                  On the ___ day of _________ in the year ____before me, the undersigned, personally appeared _______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the __________________.

(Notarial Seal)                                      ___________________________
                                                                  Notary Public







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